                               APPLE SOUTH, INC.,
                                    as Issuer



                                       TO



                      FIRST UNION NATIONAL BANK OF GEORGIA
                                   as Trustee




                                    Indenture





                            Dated as of March 6, 1997

                               CROSS REFERENCE TABLE *


                    Certain Sections of the Indenture Relating to
                    Sections 310 Through 318(a), Inclusive, of the
                             Trust Indenture Act of 1939


SECTION OF TRUST INDENTURE ACT         SECTION OF INDENTURE
------------------------------         --------------------

310(a)                                 5.11
310(b)                                 5.08
                                       5.10
310(c)                                 Not Applicable
311(a)                                 5.12
311(b)                                 5.12
311(c)                                 Not Applicable
312(a)                                 6.01
312(b)                                 1.08
312(c)                                 Not Applicable
313                                    6.02
314(a)                                 6.03
314(b)                                 Inapplicable
314(c)                                 1.02
314(d)                                 Not Applicable
314(e)                                 1.02
314(f)                                 Not Applicable
315(a)                                 5.03
315(b)                                 5.02
                                       5.15
315(c)                                 4.02
315(d)                                 Not Applicable
315(e)                                 4.14
316(a)                                 4.12
                                       4.13
316(b)                                 4.08
316(c)                                 1.08
317(a)                                 4.04
317(b)                                 1.08
318(a)                                 1.08

* This Cross Reference Table does not, for any purpose, constitute part of the Indenture and shall not effect the interpretation of any of its terms or provisions.

                              TABLE OF CONTENTS:(1)


                             RECITALS OF THE COMPANY

                                                                            PAGE
                                                                            ----

ARTICLE 1
       DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
       SECTION 1.01.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . 2
       SECTION 1.02.  COMPLIANCE CERTIFICATES AND OPINIONS . . . . . . . . . .11
       SECTION 1.03.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE . . . . . . . . .12
       SECTION 1.04.  ACTS OF HOLDERS. . . . . . . . . . . . . . . . . . . . .13
       SECTION 1.05.  NOTICES, ETC., TO TRUSTEE AND COMPANY. . . . . . . . . .13
       SECTION 1.06.  NOTICE TO HOLDERS OF CONVERTIBLE DEBENTURES. . . . . . .14
       SECTION 1.07.  LANGUAGE OF NOTICES, ETC . . . . . . . . . . . . . . . .14
       SECTION 1.08.  CONFLICT WITH TRUST INDENTURE ACT. . . . . . . . . . . .15
       SECTION 1.09.  EFFECT OF HEADINGS AND TABLE OF CONTENTS . . . . . . . .15
       SECTION 1.10.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . .15
       SECTION 1.11.  SEPARABILITY CLAUSE. . . . . . . . . . . . . . . . . . .15
       SECTION 1.12.  BENEFITS OF INDENTURE. . . . . . . . . . . . . . . . . .15
       SECTION 1.13.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . .15
       SECTION 1.14.  LEGAL HOLIDAYS . . . . . . . . . . . . . . . . . . . . .15

ARTICLE 2
       GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES
       SECTION 2.01.  DESIGNATION AND PRINCIPAL AMOUNT . . . . . . . . . . . .16
       SECTION 2.02.  MATURITY . . . . . . . . . . . . . . . . . . . . . . . .16
       SECTION 2.03.  FORM AND PAYMENT . . . . . . . . . . . . . . . . . . . .16
       SECTION 2.04.  EXCHANGE AND REGISTRATION OF CONVERTIBLE DEBENTURES;
            RESTRICTIONS ON TRANSFER; DEPOSITARY . . . . . . . . . . . . . . .16
       SECTION 2.05.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. . .21
       SECTION 2.06.  MUTILATED, DESTROYED, LOST AND STOLEN CONVERTIBLE
            DEBENTURES AND COUPONS . . . . . . . . . . . . . . . . . . . . . .22
       SECTION 2.07.  INTEREST . . . . . . . . . . . . . . . . . . . . . . . .22
       SECTION 2.08.  PERSONS DEEMED OWNERS. . . . . . . . . . . . . . . . . .25
       SECTION 2.09.  CANCELLATION . . . . . . . . . . . . . . . . . . . . . .25
       SECTION 2.10.  ENFORCEMENT RIGHTS . . . . . . . . . . . . . . . . . . .26


-------------------------

  (1) NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                            PAGE
                                                                            ----

ARTICLE 3
       SATISFACTION AND DISCHARGE
       SECTION 3.01.  SATISFACTION AND DISCHARGE OF INDENTURE. . . . . . . . .27
       SECTION 3.02.  APPLICATION OF TRUST MONEY . . . . . . . . . . . . . . .28

ARTICLE 4
       REMEDIES
       SECTION 4.01.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . .28
       SECTION 4.02.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT . . .30
       SECTION 4.03.  COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
            BY TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
       SECTION 4.04.  TRUSTEE MAY FILE PROOF OF CLAIM. . . . . . . . . . . . .32
       SECTION 4.05.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
            CONVERTIBLE DEBENTURES . . . . . . . . . . . . . . . . . . . . . .32
       SECTION 4.06.  APPLICATION OF MONEY COLLECTED . . . . . . . . . . . . .33
       SECTION 4.07.  LIMITATION ON SUITS. . . . . . . . . . . . . . . . . . .33
       SECTION 4.08.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL,
            PREMIUM AND INTEREST . . . . . . . . . . . . . . . . . . . . . . .34
       SECTION 4.09.  RESTORATION OF RIGHTS AND REMEDIES . . . . . . . . . . .34
       SECTION 4.10.  RIGHTS AND REMEDIES CUMULATIVE . . . . . . . . . . . . .34
       SECTION 4.11.  DELAY OR OMISSION NOT WAIVER . . . . . . . . . . . . . .35
       SECTION 4.12.  CONTROL BY HOLDERS . . . . . . . . . . . . . . . . . . .35
       SECTION 4.13.  WAIVER OF PAST DEFAULTS. . . . . . . . . . . . . . . . .35
       SECTION 4.14.  UNDERTAKING FOR COSTS. . . . . . . . . . . . . . . . . .36
       SECTION 4.15.  WAIVER OF USURY, STAY OR EXTENSION LAWS. . . . . . . . .36

ARTICLE 5
       THE TRUSTEE
       SECTION 5.01.  DUTIES AND RESPONSIBILITIES OF THE TRUSTEE . . . . . . .36
       SECTION 5.02.  NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . .36
       SECTION 5.03.  CERTAIN RIGHTS OF TRUSTEE. . . . . . . . . . . . . . . .37
       SECTION 5.04.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
            CONVERTIBLE DEBENTURES . . . . . . . . . . . . . . . . . . . . . .38
       SECTION 5.05.  MAY HOLD CONVERTIBLE DEBENTURES. . . . . . . . . . . . .38
       SECTION 5.06.  MONEY HELD IN TRUST. . . . . . . . . . . . . . . . . . .38
       SECTION 5.07.  COMPENSATION AND REIMBURSEMENT . . . . . . . . . . . . .38
       SECTION 5.08.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. . . .39
       SECTION 5.09.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR . . . . . . . . .41
       SECTION 5.10.  DISQUALIFICATION; CONFLICTING INTERESTS. . . . . . . . .41
       SECTION 5.11.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. . . . . . . . .42

                                                                            PAGE
                                                                            ----

       SECTION 5.12.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. . . .42
       SECTION 5.13.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION
            TO BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . . .42
       SECTION 5.14.  APPOINTMENT OF AUTHENTICATING AGENT. . . . . . . . . . .42
       SECTION 5.15.  NOTICE OF DEFAULTS . . . . . . . . . . . . . . . . . . .44
       SECTION 5.16.  PAYMENT OF EXPENSES. . . . . . . . . . . . . . . . . . .44
       SECTION 5.17.  PAYMENT UPON RESIGNATION OR REMOVAL. . . . . . . . . . .45

ARTICLE 6
       HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
       SECTION 6.01.  COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES
            OF HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .45
       SECTION 6.02.  REPORTS BY TRUSTEE . . . . . . . . . . . . . . . . . . .46
       SECTION 6.03.  REPORTS BY COMPANY . . . . . . . . . . . . . . . . . . .46

ARTICLE 7
       CONSOLIDATION, MERGER, SALE OR CONVEYANCE
       SECTION 7.01.  COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS . . . . .46
       SECTION 7.02.  SUCCESSOR CORPORATION SUBSTITUTED. . . . . . . . . . . .47
       SECTION 7.03.  OPINION OF COUNSEL TO TRUSTEE. . . . . . . . . . . . . .47

ARTICLE 8
       SUPPLEMENTAL INDENTURES
       SECTION 8.01.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS . . .48
       SECTION 8.02.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. . . . .48
       SECTION 8.03.  EXECUTION OF SUPPLEMENTAL INDENTURES . . . . . . . . . .50
       SECTION 8.04.  EFFECT OF SUPPLEMENTAL INDENTURES. . . . . . . . . . . .50
       SECTION 8.05.  CONFORMITY WITH TRUST INDENTURE ACT. . . . . . . . . . .50
       SECTION 8.06.  REFERENCE IN CONVERTIBLE DEBENTURES TO SUPPLEMENTAL
            INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .50

ARTICLE 9
       COVENANTS
       SECTION 9.01.  PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST . . . . . . .51
       SECTION 9.02.  MAINTENANCE OF OFFICE OR AGENCY. . . . . . . . . . . . .51
       SECTION 9.03.  MONEY FOR CONVERTIBLE DEBENTURES PAYMENTS TO BE HELD
            IN TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
       SECTION 9.04.  COVENANTS AS TO THE TRUST. . . . . . . . . . . . . . . .53
       SECTION 9.05.  EXISTENCE. . . . . . . . . . . . . . . . . . . . . . . .53
       SECTION 9.06.  MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . .53

                                                                            PAGE
                                                                            ----

       SECTION 9.07.  PAYMENT OF TAXES AND OTHER CLAIMS. . . . . . . . . . . .54
       SECTION 9.08.  WAIVER OF CERTAIN COVENANTS. . . . . . . . . . . . . . .54
       SECTION 9.09.  STATEMENT BY OFFICERS AS TO DEFAULT. . . . . . . . . . .54

ARTICLE 10
       REDEMPTION OF THE CONVERTIBLE DEBENTURES
       SECTION 10.01.  ELECTION TO REDEEM; NOTICE TO TRUSTEE . . . . . . . . .54
       SECTION 10.02.  SELECTION BY TRUSTEE OF CONVERTIBLE DEBENTURES
            TO BE REDEEMED . . . . . . . . . . . . . . . . . . . . . . . . . .55
       SECTION 10.03.  NOTICE OF REDEMPTION. . . . . . . . . . . . . . . . . .55
       SECTION 10.04.  DEPOSIT OF REDEMPTION PRICE . . . . . . . . . . . . . .56
       SECTION 10.05.  CONVERTIBLE DEBENTURES PAYABLE ON REDEMPTION DATE . . .57
       SECTION 10.06.  CONVERTIBLE DEBENTURES REDEEMED IN PART . . . . . . . .57
       SECTION 10.07.  SPECIAL EVENT REDEMPTION. . . . . . . . . . . . . . . .57
       SECTION 10.08.  OPTIONAL REDEMPTION BY COMPANY. . . . . . . . . . . . .58
       SECTION 10.09.  NO SINKING FUND . . . . . . . . . . . . . . . . . . . .59

ARTICLE 11
       EXTENSION OF INTEREST PAYMENT PERIOD
       SECTION 11.01.  EXTENSION OF INTEREST PAYMENT PERIOD. . . . . . . . . .59
       SECTION 11.02.  NOTICE OF EXTENSION . . . . . . . . . . . . . . . . . .60
       SECTION 11.03.  LIMITATION OF TRANSACTIONS. . . . . . . . . . . . . . .60

ARTICLE 12
       FORM OF CONVERTIBLE DEBENTURE
       SECTION 12.01.  FORM OF CONVERTIBLE DEBENTURE . . . . . . . . . . . . .61

ARTICLE 13
       ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES
       SECTION 13.01.  ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES. . . . . . . .76

ARTICLE 14
       CONVERSION OF CONVERTIBLE DEBENTURES
       SECTION 14.01.  CONVERSION RIGHTS . . . . . . . . . . . . . . . . . . .76
       SECTION 14.02.  CONVERSION PROCEDURES . . . . . . . . . . . . . . . . .76
       SECTION 14.03.  CONVERSION PRICE ADJUSTMENTS. . . . . . . . . . . . . .78
       SECTION 14.04.  ADJUSTMENT OF CONVERSION PRICE--FUNDAMENTAL CHANGE. . .86
       SECTION 14.05.  NOTICE OF CERTAIN EVENTS. . . . . . . . . . . . . . . .91
       SECTION 14.06.  COMPANY TO PROVIDE STOCK. . . . . . . . . . . . . . . .92

                                                                            PAGE
                                                                            ----

       SECTION 14.07.  DIVIDEND OR INTEREST REINVESTMENT PLANS . . . . . . . .92
       SECTION 14.08.  CERTAIN ADDITIONAL RIGHTS . . . . . . . . . . . . . . .93
       SECTION 14.09.  PAYMENT OF CERTAIN TAXES UPON CONVERSION. . . . . . . .94
       SECTION 14.10.  DUTIES OF TRUSTEE REGARDING CONVERSION. . . . . . . . .94
       SECTION 14.11.  REPAYMENT OF CERTAIN FUNDS UPON CONVERSION. . . . . . .94

ARTICLE 15
       SUBORDINATION OF CONVERTIBLE DEBENTURES
       SECTION 15.01.  CONVERTIBLE DEBENTURES SUBORDINATE TO SENIOR
            INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . .95
       SECTION 15.02.  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. . . . .95
       SECTION 15.03.  PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON
            ACCELERATION OF CONVERTIBLE DEBENTURES . . . . . . . . . . . . . .96
       SECTION 15.04.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. . . . .97
       SECTION 15.05.  PAYMENT PERMITTED IN CERTAIN SITUATIONS . . . . . . . .97
       SECTION 15.06.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR
            INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . .97
       SECTION 15.07.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS . . . . . .98
       SECTION 15.08.  TRUSTEE TO EFFECTUATE SUBORDINATION . . . . . . . . . .98
       SECTION 15.09.  NO WAIVER OF SUBORDINATION PROVISIONS . . . . . . . . .99
       SECTION 15.10.  NOTICE TO TRUSTEE . . . . . . . . . . . . . . . . . . .99
       SECTION 15.11.  RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF
            LIQUIDATING AGENT. . . . . . . . . . . . . . . . . . . . . . . . 100
       SECTION 15.12.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
            INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . . 100
       SECTION 15.13.  RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS,
            PRESERVATION OF TRUSTEE'S RIGHTS . . . . . . . . . . . . . . . . 101
       SECTION 15.14.  ARTICLE APPLICABLE TO PAYING AGENTS . . . . . . . . . 101
       SECTION 15.15.  CERTAIN CONVERSIONS DEEMED PAYMENT. . . . . . . . . . 101

     INDENTURE, dated as of March 6, 1997, between Apple South, Inc., a corporation duly organized and existing under the laws of the State of Georgia (herein called the "Company"), having its principal office at Hancock at Washington, Madison, Georgia 30650-1304 and First Union National Bank of Georgia, a Georgia banking corporation having its principal corporate trust office at 999 Peachtree Street, Suite 1100, N.E., Atlanta, Georgia 30309, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

     WHEREAS, pursuant to the terms of this Indenture, the Company desires to provide for the issuance of its unsecured subordinated debt securities to be known as its 7% Convertible Subordinated Debentures (the "Convertible Debentures"), the form and substance of such Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided herein;

     WHEREAS, Apple South Financing I, a Delaware statutory business trust (the "Trust"), has offered to the public $100,000,000 ($115,000,000 if the over-allotment option is exercised pursuant to the Purchase Agreement) aggregate liquidation amount of its $3.50 Term Convertible Securities, Series A (the "Trust Preferred Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $1,010,000 ($1,161,500 if such over-allotment option is exercised) aggregate liquidation amount of its Common Securities, in $101,010,000 ($116,161,500 if such over-allotment option is exercised) aggregate principal amount of the Convertible Debentures; and

     All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the purchase and acceptance of the Convertible Debentures by the Holders thereof, and for the purpose of setting forth the form and substance of the Convertible Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE 1

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     SECTION 1.01. DEFINITIONS. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

     (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

     (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States of America, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation;

     (d) The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

     (e)  the following terms have the meanings given to them in the
Declaration: (i) Business Day; (ii) Clearing Agency; (iii) Common Stock; (iv) Trust Preferred Security Certificate; (v) Delaware Trustee; (vi) Dissolution Tax Opinion; (vii) Distribution; (viii) DTC; (ix) Institutional Trustee; (x) Investment Company Events; (xi) No-Recognition Opinion; (xii) Non-U.S. Person;
(xiii) Purchase Agreement; (xiv) PORTAL Market; (xvi) QIB; (xvii) Rule 144A; (xviii) Regulation S; (xix) Redemption Tax Opinion; (xx) Regular Trustees; (xxi) Registration Rights Agreement; (xxii) Special Event; and (xxiii) Tax Event.

     (f) the following terms have the meanings specified in Section 14.01: (i) Conversion Price; (ii) Conversion Date; (iii) Rights Offering; (iv) Reference Date; (v) Other Rights; (vi) Expiration Time; (vii) Purchased Shares; (viii) Other Event; and (ix) Current Event.

     "ACT", when used with respect to any Holder of a Debenture, has the meaning specified in SECTION 1.04.

     "ADDITIONAL INTEREST" has the meaning set forth in Section 2.07(c).

     "AFFILIATE" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

     "AUTHENTICATING AGENT" means any Person authorized by the Trustee pursuant to SECTION 5.13 to act on behalf of the Trustee to authenticate Convertible Debentures.

     "AUTHORIZED NEWSPAPER" means a newspaper, in the English language or in an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place, in connection with which the term is used, or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

     "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of that board.

     "BOARD RESOLUTION" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "COMMISSION" means the United States Securities and Exchange Commission.

     "COMMON SECURITIES" means undivided beneficial interests in the assets of the Trust which rank pari passu with the Trust Preferred Securities issued by such Trust; PROVIDED, HOWEVER, that upon the occurrence of an Event of Default, the rights of holders of Common Securities to payment in respect to distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of the Trust Preferred Securities.

     "COMMON SECURITIES GUARANTEE" means any Guarantee that the Company enters into that operates directly or indirectly for the benefit of holders of Common Securities of the Trust.

     "COMMON STOCK" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Shares of Common Stock of the Company issuable on conversion of a Convertible Debenture shall include only shares of the class designated as Common Stock of the Company as of the date of the Board Resolution or other instrument authorizing the Convertible Debentures or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all classes resulting from all such reclassifications.

     "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

     "COMPOUND INTEREST" shall have the meaning specified in Section 11.01.

     "CONVERTIBLE DEBENTURES" has the meaning stated in the first recital of this Indenture and more particularly means any Convertible Debentures authenticated and delivered under this Indenture.

     "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered.

     "CORPORATION" means a corporation, association, company, joint-stock company or business trust.

     "COUPON RATE" has the meaning specified in Section 2.07(a).

     "CREDIT AGREEMENTS" means the credit agreement dated as of February 27, 1996 among Apple South, Inc., Wachovia Bank of Georgia, National Association, as agent and the banks listed on the signature pages thereto, and the credit agreement dated as of September 30, 1996 between Apple South, Inc. and First Union National Bank of Georgia, each as amended, supplemented or replaced from time to time.

     "DEBENTURE REGISTER" and "DEBENTURE REGISTRAR" have the respective meanings specified in SECTION 2.05.

     "DECLARATION" means the Amended and Restated Declaration of Trust of Apple South Financing I, a Delaware statutory business trust, dated as of March 11, 1997.

     "DEFAULTED INTEREST" has the meaning specified in SECTION 2.07(d).

     "DEFERRED INTEREST" has the meaning specified in Section 11.01.

     "DEPOSITARY" means the clearing agency registered under the Exchange Act specified for that purpose as contemplated by SECTION 3.1.

     "DIRECT ACTION" has the meaning specified in SECTION 2.10.

     "DISSOLUTION EVENT" means that, as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Declaration, and the Convertible Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities issued by the Trust PRO RATA in accordance with the Declaration.

     "DOLLAR" or "$" means a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

     "EVENT OF DEFAULT" has the meaning specified in SECTION 4.01.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "EXTENDED INTEREST PAYMENT PERIOD" has the meaning specified in Section 11.01.

     "GUARANTOR" means the Company in its capacity as guarantor under any Trust Securities Guarantees.

     "HOLDER" means the Person in whose name a Convertible Debenture is registered in the Debenture Register.

     "INDENTURE" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of the Convertible Debentures.

     "INTEREST PAYMENT DATE" has the meaning specified in Section 2.07(a).

     "MATURITY" means the date on which the principal of the Convertible Debentures or an installment of such principal becomes due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "MATURITY DATE" means the date on which the Convertible Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

     "MINISTERIAL ACTION" has the meaning specified in Section 10.07.

     "90-DAY PERIOD" has the meaning specified in Section 10.07.

     "NOTICE OF DEFAULT" has the meaning specified in Section 4.01.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board of Directors or the President or any Executive Vice President or any Vice President or the Chief Financial Officer and by the Treasurer or the Secretary or any Assistant Treasurer or any Assistant Secretary of the Company and delivered to the Trustee.

     "144A GLOBAL DEBENTURE" has the meaning specified in Section 2.04(a).

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be acceptable to the Trustee.

     "OPTIONAL REDEMPTION PRICE" has the meaning specified in Section 10.07.

     "OUTSTANDING" means, as of the date of determination, all Convertible Debentures theretofore authenticated and delivered under this Indenture, except:

          (i) Convertible Debentures theretofore canceled by the Trustee or any Paying Agent or delivered to the Trustee for cancellation or that have previously been canceled;

          (ii) Convertible Debentures for whose payment or redemption of which money or United States Government Obligations in the necessary amount has been theretofore deposited in accordance with Article III with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Convertible Debentures; PROVIDED THAT, if Convertible Debentures or portions of Convertible Debentures are to be redeemed prior to the Maturity thereof, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii)     Convertible Debentures which have been paid pursuant to
     SECTION 2.06 or in exchange for or in lieu of which other Convertible Debentures have been authenticated and delivered pursuant to this Indenture, other than any Convertible Debentures in respect of which there shall have been presented to the Trustee proof satisfactory to it that Convertible Debentures are held by a bona fide purchaser in whose hands Convertible Debentures are valid obligations of the Company.

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite aggregate principal amount of the Outstanding Convertible Debentures have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Convertible Debentures owned by the Company or any other obligor upon such Convertible Debentures, or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, or upon any such determination as to the presence of a quorum, only Convertible Debentures which the Trustee actually knows to be so owned shall be so disregarded. Convertible Debentures so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Convertible Debentures and that the pledgee is not the Company or any other obligor upon such Convertible Debentures or any Affiliate of the Company or of such other obligor.

     "PAYING AGENT" means any Person authorized by the Company to pay the principal of and any premium and interest on the Convertible Debentures on behalf of the Company.

     "PERSON" means a legal person, including any individual, corporation, state, partnership, joint venture, trust, association, joint stock company, limited liability company, unincorporated association or government or any agency or political subdivision thereof, or any other entity of whatever nature.

     "PLACE OF PAYMENT" means the place or places where, subject to the provisions of SECTION 9.02, the principal of and any premium and interest on Convertible Debentures are payable as contemplated by SECTION 2.03 .

     "PREDECESSOR CONVERTIBLE DEBENTURE" of a Convertible Debenture means every previous Convertible Debenture evidencing all or a portion of the same debt as that evidenced by such Convertible Debenture; and, for the purposes of this definition, Convertible Debentures authenticated and delivered under SECTION
2.06 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Convertible Debentures shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Convertible Debenture.

     "REDEMPTION DATE" means the date fixed for such redemption by or pursuant to this Indenture.

     "REDEMPTION PRICE" has the meaning specified in Section 10.07.

     "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Convertible Debentures means the date specified for that purpose, whether or not such day is a Business Day.

     "REGULATION S GLOBAL DEBENTURE" has the meaning specified in Section
2.04(a).

     "REPRESENTATIVE" means the (a) indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative,
(i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

     "RESPONSIBLE OFFICER" means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Corporate Trust Office customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "RESTRICTED SECURITY" has the meaning specified in SECTION 2.04(d).

     "RULE 144(k)" means Rule 144(k) under the Securities Act or any successor rule.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

     "SENIOR INDEBTEDNESS" means, with respect to the Company, (i) the principal, premium, if any, and interest in respect of (a) indebtedness of the Company for money borrowed under any credit agreements, indentures (other than this Indenture), notes, guarantees or similar documents and (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by the Company, including, without limitation, all indebtedness and all obligations of the Company to pay fees and other amounts, under the Credit Agreements or the Senior Indenture, and any refinancing of the Credit Agreements in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or other similar event, whether or not an allowed claim therein; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the Company (contingent or otherwise) with respect to interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements;
(vi) all obligations of the types referred to in clauses (i) through (v) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vii) all obligations of the types referred to in clauses (i) through (vi) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, except for (A) any such indebtedness that is by its terms subordinated to or PARI PASSU with the Convertible Debentures, and (B) any indebtedness between or among the Company or its Affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or a trustee of the Trust and (b) any other trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing vehicle of the Company (a "FINANCING ENTITY") in connection with the issuance by such Financing Entity of preferred securities or other securities that rank PARI PASSU with, or junior to, such preferred securities.

     "SENIOR INDENTURE" means the Indenture dated as of May 1, 1996 between the Company and SunTrust Bank, Atlanta, as amended, supplemented, refinanced or replaced from time to time.

     "SPECIAL RECORD DATE" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to SECTION 2.07(d).

     "STATED MATURITY" when used means the date specified as the fixed date on which the principal of the Convertible Debentures or such installment of principal or interest is due and payable.

     "SUBSIDIARY" means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, joint venture, business trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

     "TRADING DAY" shall mean a day on which any securities are traded on the national securities exchange or quotation system used to determine the Closing Price.

     "TRANSFER RESTRICTION TERMINATION DATE" means the first date on which the Trust Preferred Securities, the Convertible Debentures and any Common Stock issued or issuable upon the conversion or exchange thereof (other than (i) such securities acquired by the Company or any Affiliate thereof and (ii) Common Stock issued upon the conversion or exchange of any such security described in clause (i) above) may be sold pursuant to Rule 144(k).

     "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean the Person who is then a Trustee hereunder.

     "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "TRUST PREFERRED SECURITIES" has the meaning specified in the recitals hereto.

     "TRUST PREFERRED SECURITIES GUARANTEE" means any Guarantee that the Guarantor may enter into with First Union National Bank of Georgia or other Persons that operates directly or indirectly for the benefit of holders of the Trust Preferred Securities.

     "TRUST SECURITIES" means the Common Securities and the Trust Preferred Securities.

     "TRUST SECURITIES GUARANTEES" means the Common Securities Guarantee and the Trust Preferred Securities Guarantee.

     "UNITED STATES" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

     "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States for the payment of which its full faith and credit is pledged, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States and the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

     "VOTING STOCK", as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

     SECTION 1.02. COMPLIANCE CERTIFICATES AND OPINIONS. Except as otherwise expressly provided by this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.

     Every certificate or opinion by or on behalf of the Company with respect to compliance with a condition or covenant provided for in this Indenture, except for certificates provided for in SECTION 9.09, shall include:

     (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (c) a statement that, in the opinion of each such individual, the individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     SECTION 1.03. FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     SECTION 1.04. ACTS OF HOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Convertible Debenture, shall be sufficient for any purpose of this Indenture and (subject to SECTION 5.03) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to the execution thereof. Where such execution is by a signer acting in a capacity other than the signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of the signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial numbers of Convertible Debentures held by any Person, and the date of holding the same, shall be proved by the Debenture Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Convertible Debenture shall bind every future Holder of the same Convertible Debenture and the Holder of every Convertible Debenture issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Convertible Debenture.

     SECTION 1.05. NOTICES, ETC., TO TRUSTEE AND COMPANY. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

     (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, to the attention of its Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.

     SECTION 1.06. NOTICE TO HOLDERS OF CONVERTIBLE DEBENTURES. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Convertible Debentures of any event such notice shall be sufficiently given to Holders of Convertible Debentures if in writing and mailed, first-class postage prepaid, to each Holder of a Convertible Debenture affected by such event, at the address of such Holder as it appears in the Debenture Register, not earlier than the earliest date, and not later than the latest date, prescribed for the giving of such notice.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Convertible Debentures by mail, then such notification as shall be made with the approval of the Trustee shall constitute sufficient notice to such Holders for every purpose hereunder. In any case where notice to Holders of Convertible Debentures is given by mail, neither the failure to mail such notice, nor any defect in any notice mailed to any particular Holder of a Convertible Debenture shall affect the sufficiency of such notice with respect to other Holders of Convertible Debentures.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Convertible Debentures shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     SECTION 1.07. LANGUAGE OF NOTICES, ETC. Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

     SECTION 1.08. CONFLICT WITH TRUST INDENTURE ACT. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

     SECTION 1.09. EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     SECTION 1.10. SUCCESSORS AND ASSIGNS. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 1.11. SEPARABILITY CLAUSE. In case any provision in this Indenture or the Convertible Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 1.12. BENEFITS OF INDENTURE. Nothing in this Indenture or the Convertible Debentures, express or implied, shall give to any Person, other than the parties hereto, any Authenticating Agent, any Paying Agent, any Debentures Registrar and their successors hereunder, the holders of Trust Securities, and the Holders of Convertible Debentures, any benefit or any legal or equitable right, remedy or claim under this Indenture.

     SECTION 1.13. GOVERNING LAW. This Indenture and the Convertible Debentures shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     SECTION 1.14. LEGAL HOLIDAYS. If any date on which interest or principal (and premium, if any) are payable on the Convertible Debentures is not a Business Day then payments of such interest or principal (and premium, if any) will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

                                    ARTICLE 2

           GENERAL TERMS AND CONDITIONS OF THE CONVERTIBLE DEBENTURES

     SECTION 2.01. DESIGNATION AND PRINCIPAL AMOUNT. There is hereby authorized debentures designated the "7% CONVERTIBLE SUBORDINATED DEBENTURES," limited in aggregate principal amount to $101,010,000 ($116,161,500 if the over-allotment option is exercised pursuant to the Purchase Agreement), which amount shall be as set forth in any written order of the Company for the authentication and delivery of Convertible Debentures pursuant to Section 13.01 hereof.

     SECTION 2.02.  MATURITY.  The Maturity Date is March 1, 2027.

     SECTION 2.03. FORM AND PAYMENT. Except as provided in Section 2.04, the Convertible Debentures shall be issued in fully registered certificated form without Coupons in denominations of $50 in principal amount and integral multiples thereof. Principal and interest on the Convertible Debentures issued in certificated form will be payable, the transfer of such Convertible Debentures will be registrable and such Convertible Debentures will be exchangeable for Convertible Debentures bearing identical terms and provisions at the office or agency of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of any Convertible Debentures is the Institutional Trustee, the payment of the principal of and interest on such Convertible Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     SECTION 2.04. EXCHANGE AND REGISTRATION OF CONVERTIBLE DEBENTURES; RESTRICTIONS ON TRANSFER; DEPOSITARY. If distributed to holders of Trust Preferred Securities in connection with a Dissolution Event, the Convertible Debentures will be issued to such holders in the same form as the Trust Preferred Securities that such Convertible Debentures replace in accordance with the following procedures:

     (a) So long as Convertible Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all Convertible Debentures that are so eligible may be represented by one or more Convertible Debentures in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in any such Convertible Debenture in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

     Convertible Debentures that are distributed to QIBs in replacement of Trust Preferred Securities represented by a global Trust Preferred Security will be represented by a global Convertible Debenture (the "144A GLOBAL DEBENTURE"). Convertible Debentures that are distributed to Non-U.S. Persons in replacement of Trust Preferred Securities represented by a global Trust Preferred Security will be represented by a global Convertible Debenture (the "REGULATION S GLOBAL DEBENTURE"). Each of the 144A Global Debenture and the Regulation S Global Debenture shall be referred to herein as a Global Debenture. Convertible Debentures that are distributed to QIBs or to Non-U.S. Persons in replacement of Certificated Trust Preferred Securities will be represented by definitive Convertible Debentures as set forth in Section 2.04(b). If Global Debentures are issued, transfers of interests in the Convertible Debentures between the 144A Global Debenture and the Regulation S Global Debenture will be made in accordance with the standing instructions and procedures of the Depositary and its participants and the Trustee shall make appropriate endorsements to reflect increases or decreases in the principal amounts of such Global Debentures to reflect any such transfers.

     Except as provided below, beneficial owners of a Convertible Debenture in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Convertible Debentures in global form.

     (b) Trust Preferred Securities held in certificated form, except for certificates representing Trust Preferred Securities held by the Depositary or its nominee (or any successor Clearing Agency or its nominee), shall upon presentation to the Trustee by the Institutional Trustee or by the holder thereof or by the Institutional Trustee on behalf of such holders shall be exchanged for Convertible Debentures in fully registered certificated form of like aggregate principal amount and tenor.

     (c) So long as the Convertible Debentures are eligible for book-entry settlement, and to the extent that Convertible Debentures are held by QIBs or Non-U.S. Persons, as the case may be, in a Global Debenture, or unless otherwise required by law, upon any transfer of a definitive Convertible Debenture to a QIB in accordance with Rule 144A or to a Non-U.S. Person in accordance with Regulation S, unless otherwise requested by the transferor, and upon receipt of the definitive Convertible Debenture or Convertible Debentures being so transferred, together with a certification from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on any 144A Global Debenture or any Regulation S Global Debenture, as the case may be, to reflect an increase in the aggregate principal amount of the Convertible Debentures represented by such Global Debenture, and the Trustee shall cancel such definitive Convertible Debenture or Convertible Debentures in accordance with the standing instructions and procedures of the Depositary, the aggregate principal amount of Convertible Debentures represented by such Global Debenture to be increased accordingly; PROVIDED that no definitive Convertible Debenture, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Global Debenture until such definitive Convertible Debenture is freely tradable in accordance with Rule 144(k); PROVIDED FURTHER that the Trustee shall, at the written request of the Company, issue Convertible Debentures in definitive form upon any transfer of a beneficial interest in the Global Debenture to the Company or any Affiliate of the Company.

     Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Depositary, by the National Association of Securities Dealers, Inc. in order for the Convertible Debentures to be tradeable on the PORTAL Market or as may be required for the Convertible Debentures to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Convertible Debentures may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Convertible Debentures are subject.

     (d) Each Convertible Debenture that bears or is required to bear the legend set forth in this Section 2.04(d) (a "RESTRICTED SECURITY") shall be subject to the restrictions on transfer provided in the legend set forth in this
Section 2.04(d), unless such restrictions on transfer shall be waived by the written consent of the Company, and the Holder of each Restricted Security, by such securityholder's acceptance thereof, agrees to be bound by such restrictions on transfer. As used in this Section 2.04(d) and in Section 2.04(e), the terms "transfer" encompasses any sale, pledge, transfer or other disposition of any Restricted Security.

     Prior to the Transfer Restriction Termination Date, any certificate evidencing a Convertible Debenture or Common Stock issued upon the conversion or exchange of any Convertible Debenture shall bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS

     DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
     (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO APPLE SOUTH OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, BEFORE SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE TRUST THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE SECURITY, THE TRANSFEROR MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE INSTITUTIONAL TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE TRANSFEROR MUST, BEFORE SUCH TRANSFER, FURNISH TO THE INSTITUTIONAL TRUSTEE AND THE TRUST, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION

     AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE TRUST AGREEMENT CONTAINS A PROVISION REQUIRING THE INSTITUTIONAL TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     Following the Transfer Restriction Termination Date or the sale of a Convertible Debenture or Common Stock issued upon the conversion or exchange of a Convertible Debenture pursuant to an effective registration statement or Rule 144 (or any successor provision) under the Securities Act, any Convertible Debenture or security issued in exchange or substitution therefor (other than (i) Convertible Debentures acquired by the Company or any Affiliate thereof since the issue date of the Convertible Preferred Securities and (ii) Common Stock issued upon the conversion or exchange of any Convertible Debenture described in clause (i) above) may upon surrender of such Convertible Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.04, be exchanged for a new Convertible Debenture or Convertible Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.04(d).

     Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.04(d)), a Global Debenture may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Convertible Debentures in global form. Initially, the Global Debentures shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     If at any time the Depositary for the Global Debentures notifies the Company that it is unwilling or unable to continue as Depositary for such Convertible Debentures, the Company may appoint a successor Depositary with respect to such Convertible Debentures. If a successor Depositary for the Convertible Debentures is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Convertible Debentures, will authenticate and deliver, Convertible Debentures in definitive form, in an aggregate principal amount equal to the principal amount of the Global Debentures, in exchange for such Global Debentures.

     Definitive Convertible Debentures issued in exchange for all or a part of a Global Debenture pursuant to this Section 2.04(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Convertible Debentures to the person in whose names such definitive Convertible Debentures are so registered.

     At such time as all interests in a Global Debenture have been redeemed, converted, exchanged, repurchased or canceled, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions of the Depositary. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for definitive Convertible Debentures, redeemed, converted, exchanged, repurchased by the Company pursuant to Article X or canceled, or transferred for part of a Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions of the Depositary be reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture by, or at the direction of, the Trustee to reflect such reduction or increase.

     (e) Any Convertible Debenture or Common Stock issued upon the conversion or exchange of a Convertible Debenture that, prior to the Transfer Restriction Termination Date, is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Convertible Debentures or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

     SECTION 2.05. REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE. The Company shall cause to be kept at an office or agency to be maintained by the Company in accordance with Section 9.02 a register (the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Convertible Debentures and the registration of transfers of Convertible Debentures. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Convertible Debentures and transfers of Convertible Debentures as herein provided.

     SECTION 2.06. MUTILATED, DESTROYED, LOST AND STOLEN CONVERTIBLE DEBENTURES AND COUPONS. If any mutilated Convertible Debenture is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Convertible Debenture of the same principal amount and like tenor and bearing a number not contemporaneously outstanding.

     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Convertible Debenture and (ii) such security or indemnity as may be required by them, then, in the absence of notice to the Company or the Trustee that such Convertible Debenture has been acquired by a bona fide purchaser, the Company shall, subject to the following paragraph, execute, and the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Convertible Debenture, a new Convertible Debenture of like tenor and principal amount and bearing a number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Convertible Debenture has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Convertible Debenture pay such Convertible Debenture.

     Upon the issuance of any new Convertible Debenture under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Convertible Debenture issued pursuant to this Section in lieu of any destroyed, lost or stolen Convertible Debenture shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Convertible Debenture shall be at any time enforceable by anyone, and any such new Convertible Debenture shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Convertible Debentures duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Convertible Debentures.

     SECTION 2.07. INTEREST. (a) Each Convertible Debenture will bear interest at the rate of 7% per annum (the "COUPON RATE") from March 11, 1997 until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article XI) quarterly in arrears on March 1, June 1, September 1 and December 1 of each year (each, an "INTEREST PAYMENT DATE"), commencing on June 1, 1997, to the Person in whose name such Convertible Debenture or any predecessor Convertible Debenture is registered, at the close of business on the Regular Record Date for such interest installment, which, in respect of (i) Convertible Debentures of which the Institutional Trustee is the Holder and the related Trust Preferred Securities are in book-entry only form or
(ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date; PROVIDED, that if the Interest Payment Date is a Redemption Date, then the record date for the interest payment shall be as of the opening of business on such day for the purpose of permitting the Holder of a Convertible Debenture to convert on such record date while continuing to be the record holder for the interest payment and therefore entitled to receive the interest payment on the Interest Payment Date notwithstanding conversion on the record date. Notwithstanding the foregoing sentence, if (i) the Convertible Debentures are held by the Institutional Trustee and the Trust Preferred Securities are no longer in book-entry only form or (ii) the Convertible Debentures are not represented by a Global Debenture, the Company may select a Regular Record Date for such interest installment which shall be any date more than one Business Day prior to an Interest Payment Date.

     (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in Section 1.14, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month.

     (c) If, at any time, the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company will pay as additional interest ("ADDITIONAL INTEREST") on the Convertible Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such taxes, duties, assessments or other governmental charges will not be less than the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

     (d) Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (i) and
(ii) below:

          (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Convertible Debentures (or their respective Predecessor Convertible Debentures) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Convertible Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Convertible Debentures at the address of such Holder as it appears in the Debenture Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Convertible Debentures (or their respective Predecessor Convertible Debentures) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (ii); and

          (ii) The Company may make payment of any Defaulted Interest on the Convertible Debentures in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Convertible Debentures may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

     (e) In the event that (i) the shelf registration statement required to be filed by the Company pursuant to the Registration Rights Agreement is not declared effective on or prior to the 90th day following the date of original issuance of the Trust Preferred Securities, or (ii) use of the shelf registration statement is suspended for any time during the two-year period after the effective date, then additional interest (in addition to amounts otherwise due on the Convertible Debentures) will accrue at an annual rate of 0.50% on the Convertible Debentures, if clause (i) applies, from March 11, 1997 until such registration statement is declared effective and, if clause (ii) applies, during the period use is so suspended, in each case payable quarterly, in arrears, on March 1, June 1, September and December 1, commencing on the first date for payment after such additional interest begins to accrue.

     Subject to the foregoing provisions of this Section, each Convertible Debenture delivered under this Indenture upon registration of, transfer of or in exchange for or in lieu of any other Convertible Debenture shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Convertible Debenture.

     Any Convertible Debenture which is converted into Common Stock of the Company after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Convertible Debenture whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Convertible Debenture (or one or more Predecessor Convertible Debentures) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence of this paragraph, in the case of any Convertible Debenture which is converted, interest whose Stated Maturity is after the date of conversion of such Convertible Debenture shall not be payable.

     SECTION 2.08. PERSONS DEEMED OWNERS. Prior to due presentment of a Convertible Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Convertible Debenture is registered as the owner of such Convertible Debenture for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 2.07) any interest on such Convertible Debenture and for all other purposes whatsoever, whether or not such Convertible Debenture shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     SECTION 2.09. CANCELLATION. All Convertible Debentures surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Convertible Debentures so delivered shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Convertible Debentures previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Convertible Debentures previously authenticated hereunder which the Company has not issued and sold, and all Convertible Debentures so delivered shall be promptly canceled by the Trustee. No Convertible Debentures shall be authenticated in lieu of or in exchange for any Convertible Debentures canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Convertible Debentures held by the Trustee shall be returned to the Company.

     SECTION 2.10. ENFORCEMENT RIGHTS. The holders of a majority in liquidation amount of the Trust Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a Holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Trust Preferred Securities, to the extent permitted by law, may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then the registered holder of the Trust Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Trust Preferred Securities of such holder (a "DIRECT ACTION") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Trust Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Trust Preferred Securities in such Direct Action. The holders of Trust Preferred Securities will not be able to exercise any other remedy available to the holders of the Convertible Debentures.

                                    ARTICLE 3

                           SATISFACTION AND DISCHARGE

     SECTION 3.01. SATISFACTION AND DISCHARGE OF INDENTURE. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Convertible Debentures herein expressly provided for, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (a)  either

                    (1) all Convertible Debentures theretofore authenticated and delivered (other than (i) Convertible Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (ii) Convertible Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

                    (2) all such Convertible Debentures not theretofore delivered to the Trustee for cancellation,

                         (i)  have become due and payable, or

                         (ii) will become due and payable at their Stated
                    Maturity within one year, or

                         (iii) are to be called for redemption within one year
                    under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

               and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose, an amount sufficient to pay and discharge the entire indebtedness on such Convertible Debentures not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and any interest to the date of such deposit (in the case of Convertible Debentures which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

     Notwithstanding the satisfaction and discharge of this Indenture, the rights of the Trustee under Sections 4.07(3), 5.01 and 5.03, the obligations of the Company to the Trustee under Section 5.07, the obligations of the Company to any Authenticating Agent under Section 5.14 and, if money shall have been deposited with the Trustee pursuant to clause (a)(2) of this Section, the obligations of the Trustee under Section 3.02 and the last paragraph of Section
9.03 shall survive.

     SECTION 3.02. APPLICATION OF TRUST MONEY. Subject to the provisions of the last paragraph of Section 9.03, all money and U.S. Government Obligations deposited with the Trustee pursuant to Section 3.01 and all money received by the Trustee in respect of such U.S. Government Obligations shall be held in trust and applied by it, in accordance with the provisions of the Convertible Debentures and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and any interest for whose payment such money and U.S. Government Obligations has been deposited with or received by the Trustee. Money deposited pursuant to this Section not in violation of this Indenture shall not be subject to claims of the holders of Senior Indebtedness under
Article XV.

                                   ARTICLE 4

                                    REMEDIES

     SECTION 4.01.  EVENTS OF DEFAULT

     "EVENT OF DEFAULT" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) default in the payment of any interest upon any Convertible Debenture when it becomes due and payable, and continuance of such default for a period of 30 days (whether or not such payment is prohibited by the subordination provisions set forth in Article XV hereof); PROVIDED, HOWEVER, that a valid extension of an interest payment period by the Company in accordance with Article XI hereof shall not constitute a default in the payment of interest for this purpose; or

          (b) default in the payment of the principal of or any premium on any Convertible Debenture at its Maturity (whether or not such payment is prohibited by the subordination provisions set forth in Article XV hereof); or

          (c) failure by the Company to convert any Convertible Debenture (whether or not such conversion or exchange is prohibited by the subordination provisions set forth in Article XV hereof); or

          (d) default in the performance or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Convertible Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder; or

          (e) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (g) the voluntary or involuntary dissolution, winding-up or other termination of the existence of the Trust except in connection with (A) the distribution of the Convertible Debentures to holders of Trust Securities in liquidation of their interest in the Trust or (B) the redemption of all of the outstanding Trust Securities.

     SECTION 4.02. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 4.01(e),
(f) or (g)) with respect to Convertible Debentures at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Convertible Debentures may declare the principal amount of all the Convertible Debentures to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable; PROVIDED, HOWEVER, that the Holders of a majority in aggregate principal amount of the Convertible Debentures then Outstanding may rescind or annul such declaration and its consequences by objecting in writing within 30 days of such declaration. If an Event of Default specified in Section 4.01(e), (f) or (g) with respect to the Convertible Debentures at the time Outstanding occurs, the principal amount of all the Convertible Debentures shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

     At any time after such a declaration of acceleration with respect to the Convertible Debentures has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Convertible Debentures, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

               (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                    (A)  all overdue interest on all Convertible Debentures,

                    (B) the principal of (and premium, if any, on) any Convertible Debentures which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor,

                    (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor, and

                    (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

               and

               (2) all Events of Default, other than the non-payment of the principal which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

     SECTION 4.03. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE. The Company covenants that if

               (1) default is made in the payment of any interest on any Convertible Debenture when such interest becomes due and payable and such default continues for a period of 30 days, or

               (2) default is made in the payment of the principal of (or premium, if any, on) any Convertible Debentures at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Convertible Debentures, the whole amount then due and payable on such Convertible Debentures for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor, without duplication of any other amounts paid by the Trust or trustee in respect thereof, upon overdue installments of interest at the rate per annum expressed in such Convertible Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

     SECTION 4.04. TRUSTEE MAY FILE PROOF OF CLAIM. In case of any judicial proceeding relative to the Company (or any other obligor upon the Convertible Debentures), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07.

     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Convertible Debentures or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

     SECTION 4.05. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CONVERTIBLE DEBENTURES. All rights of action and claims under this Indenture or the Convertible Debentures may be prosecuted and enforced by the Trustee without the possession of any of the Convertible Debentures or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Convertible Debentures in respect of which such judgment has been recovered.

     SECTION 4.06. APPLICATION OF MONEY COLLECTED. Any money collected by the Trustee pursuant to this Article shall be applied in the following order, on the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Convertible Debentures and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
          5.07;

          SECOND: To the payment of all Senior Indebtedness of the Company of the Company to the extent required by Article XV hereof;

          THIRD: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Convertible Debentures in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Convertible Debentures for principal and any premium and interest, respectively; and

          FOURTH: To the payment of the remainder, if any, to the Company.

     SECTION 4.07. LIMITATION ON SUITS. No Holder of any Convertible Debenture shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

               (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

               (2) the Holders of not less than 25% in principal amount of the Outstanding Convertible Debentures shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

               (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

               (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

               (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Convertible Debentures;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

     SECTION 4.08. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST. Notwithstanding any other provision in this Indenture, but subject to Article XV of this Indenture, the Holder of any Convertible Debentures shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Article XI) interest on such Convertible Debentures on the Stated Maturity (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

     SECTION 4.09. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 4.10. RIGHTS AND REMEDIES CUMULATIVE. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 4.11. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder of any Convertible Debentures to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     SECTION 4.12. CONTROL BY HOLDERS. The Holders of a majority in principal amount of the Outstanding Convertible Debentures shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Convertible Debentures; PROVIDED that

               (1) such direction shall not be in conflict with any rule of law or with this Indenture,

               (2) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in connection therewith, and

               (3) the Trustee may take any other action deemed proper by the Trustee which is not consistent with such direction.


     SECTION 4.13. WAIVER OF PAST DEFAULTS. The Holders of not less than a majority in principal amount of the Outstanding Convertible Debentures may on behalf of the Holders of all the Convertible Debentures waive any past default hereunder and its consequences, except a default

               (1) in the payment of the principal of or any premium or interest on any Convertible Debenture, or

               (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without consent of the Holder of each Outstanding Convertible Debenture;

PROVIDED, HOWEVER, that such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities shall have consented to such waiver or modification to such waiver; PROVIDED, FURTHER, that if the consent of the Holder of each Outstanding Convertible Debenture is required, such waiver shall not be effective until each holder of the Trust Securities shall have consented to such waiver.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     SECTION 4.14. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; PROVIDED that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

     SECTION 4.15. WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 5

                                   THE TRUSTEE

     SECTION 5.01. DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. The duties and responsibilities of the Trustee shall be as provided in the Trust Indenture Act. No provision of this Indenture shall require the Trustee to extend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 5.02. NOTICE OF DEFAULTS. If a default occurs hereunder, the Trustee shall give the Holders notice of such default as and to the extent provided by the Trust Indenture Act; PROVIDED, HOWEVER, that in the case of any default of the character specified in Section 4.01(e), no such notice to Holders shall be given until at least 60 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become an Event of Default.

     SECTION 5.03. CERTAIN RIGHTS OF TRUSTEE. Subject to the provisions of the Trust Indenture Act:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order or as otherwise expressly provided herein and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Convertible Debentures pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

     SECTION 5.04. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF CONVERTIBLE DEBENTURES. The recitals contained herein and in the Convertible Debentures (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of any Convertible Debentures. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Convertible Debentures or the proceeds thereof.

     SECTION 5.05. MAY HOLD CONVERTIBLE DEBENTURES. The Trustee, any Authenticating Agent, any Paying Agent, any Debenture Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Convertible Debentures and, subject to Section 5.10 and 5.12, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Debenture Registrar or such other agent.

     SECTION 5.06. MONEY HELD IN TRUST. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

     SECTION 5.07.  COMPENSATION AND REIMBURSEMENT.  The Company agrees:

          (a) to pay to the Trustee or any successor Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (b) except as otherwise expressly provided herein, to reimburse the Trustee or any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c) to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.01(e), (f) or (g) the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar laws.

     The Trustee shall have a lien prior to the Convertible Debentures as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 5.07, except with respect to funds held in trust for the benefit of the Holders of particular Convertible Debentures.

     The provisions of this Section 5.07 shall survive the termination of this Indenture.

     SECTION 5.08. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.09.

     (b) The Trustee may resign at any time with respect to the Convertible Debentures by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.09 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Convertible Debentures.

     (c) The Trustee may be removed at any time with respect to the Convertible Debentures by Act of the Holders of a majority in principal amount of the Outstanding Convertible Debentures delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.09 shall not have been delivered to the Trustee within 30 days after the delivery of such Act of removal, the Trustee being removed may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Convertible Debentures.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder of a Convertible Debenture who has been a bona fide Holder of a Convertible Debenture for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 5.11 and Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder of a Convertible Debenture who has been a bona fide Holder of Convertible Debenture for at least six months, or

               (3) the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Convertible Debentures, or (ii) subject to Section
          4.15 any Holder of a Convertible Debenture who has been a bona fide Holder of a Convertible Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Convertible Debentures and the appointment of a successor Trustee or Trustees.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Convertible Debentures, the Company, by a Board Resolution, shall promptly appoint a successor Trustee with respect to the Convertible Debentures and shall comply with the applicable requirements of Section 5.09. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Convertible Debentures shall be appointed by Act of the Holders of a majority in principal amount of Outstanding Convertible Debentures delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.09, become the successor Trustee with respect to the Convertible

Debentures and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Convertible Debentures shall have been so appointed by the Company or the Holders of Convertible Debentures and accepted appointment in the manner required by Section 5.09, any Holder of a Convertible Debenture who has been a bona fide Holder of a Convertible Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Convertible Debentures .

     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee with respect to the Convertible Debentures in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee with respect to the Convertible Debentures and the address of its Corporate Trust Office.

               SECTION 5.09. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR. (a) In case of the appointment hereunder of a successor Trustee with respect to the Convertible Debentures, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but on the written request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

     (b) Upon the written request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) of this Section.

     (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

               SECTION 5.10. DISQUALIFICATION; CONFLICTING INTERESTS. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

               SECTION 5.11. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY. There shall be at all times a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereunder specified in this Article.

               SECTION 5.12. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Convertible Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

               SECTION 5.13. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Convertible Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Convertible Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Convertible Debentures.

               SECTION 5.14. APPOINTMENT OF AUTHENTICATING AGENT. The Trustee may appoint an Authenticating Agent or Agents with respect to the Convertible Debentures which shall be authorized to act on behalf of the Trustee to authenticate the Convertible Debentures issued upon original issue or upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.06, and Convertible Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Convertible Debentures by the Trustee or the Trustee's certificate of authentication such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

               Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or such Authenticating Agent.

               An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall promptly give notice of such appointment to all Holders of Convertible Debentures pursuant to Section 1.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder with like effect as if originally named as an Authenticating Agent.

          No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

               The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

               If an appointment with respect to the Convertible Debentures is made pursuant to this Section, the Convertible Debentures may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

               This is one of the Convertible Debentures referred to in the within-mentioned Indenture.

                                        First Union National Bank of Georgia
                                        As Trustee

                                        By
                                          --------------------------------------
                                        Authenticating Agent

                                        By
                                          --------------------------------------
                                        Authorized Signatory

     SECTION 5.15. NOTICE OF DEFAULTS. If a default occurs hereunder with respect to Convertible Debentures, the Trustee shall give the Holders of Convertible Debentures notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 4.01(d) with respect to Convertible Debentures, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "DEFAULT" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Convertible Debentures.

     SECTION 5.16. PAYMENT OF EXPENSES. In connection with the offering, sale and issuance of the Convertible Debentures to the Institutional Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Convertible Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Convertible Debentures, including commissions to the initial purchasers payable pursuant to the Purchase Agreement and compensation of the Trustee in accordance with the provisions of Section 5.07;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the fees and expenses of the Institutional Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) pay all costs and expenses related to the enforcement by the Institutional Trustee of the rights of the holders of the Trust Preferred Securities;

          (d) be primarily liable for any indemnification obligations arising with respect to the Declaration; and

          (e) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     SECTION 5.17. PAYMENT UPON RESIGNATION OR REMOVAL. Upon termination of this Indenture or the removal or resignation of the Trustee pursuant to Section 5.08, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.07 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, and their respective counsel, as the case may be, all amounts accrued to the date of such termination, removal or resignation.


                                    ARTICLE 6

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

     SECTION 6.01. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS. The Company will furnish or cause to be furnished to the Trustee

          (1) semi-annually, not later than January 31 or July 31 in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding January 15 or July 15, as the case may be, and

          (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Debenture Registrar.

     SECTION 6.02. REPORTS BY TRUSTEE. The Trustee shall in each year transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act in the manner provided pursuant thereto.

     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Convertible Debentures are listed, with the Commission and with the Company.
The Company will promptly notify the Trustee when any Convertible Debentures are listed on any stock exchange or market center.

     SECTION 6.03. REPORTS BY COMPANY. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein, PROVIDED that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                                    ARTICLE 7

                    CONSOLIDATION, MERGER, SALE OR CONVEYANCE

     SECTION 7.01. COMPANY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS. The Company shall not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (a) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of and interest on all the Convertible Debentures, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (b) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

     SECTION 7.02. SUCCESSOR CORPORATION SUBSTITUTED. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Convertible Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any securities which previously shall have been signed and delivered by the officers of the Company, to the Trustee for authentication, and any Convertible Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Convertible Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Convertible Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Convertible Debentures had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Convertible Debentures thereafter to be issued as may be appropriate.

     In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Convertible Debentures and may be liquidated and dissolved.

     SECTION 7.03. OPINION OF COUNSEL TO TRUSTEE. The Trustee may receive an Opinion of Counsel, prepared in accordance with Section 1.02, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Indenture.

                                    ARTICLE 8

                             SUPPLEMENTAL INDENTURES

     SECTION 8.01. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS. Without the consent of any Holders of Convertible Debentures, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Convertible Debentures; or

          (b) to add to the covenants of the Company for the benefit of the Holders of Convertible Debentures or to surrender any right or power herein conferred upon the Company; or

          (c)  to add any additional Events of Default; or

          (d) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Convertible Debenture Outstanding which is entitled to the benefit of such provision; or

          (e) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to the Convertible Debentures; or

          (f) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article XIV, including providing for the conversion of the Convertible Debentures into any security or property (other than the Common Stock of the Company); or

          (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, PROVIDED that such action shall not adversely affect the interests of the Holders of Convertible Debentures in any material respect.

     SECTION 8.02. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Convertible Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Convertible Debentures under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Convertible Debenture affected thereby,

          (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Convertible Debenture, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount or principal which would be due and payable upon a declaration of acceleration of Maturity, or change any Place of Payment where, or the coin or currency in which any Convertible Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

          (b) reduce the percentage in principal amount of the Outstanding Convertible Debentures, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture, or

          (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 9.02, or

          (d)  modify any of the provisions of this Section or Section 4.13 or
     Section 9.08, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Convertible Debenture; PROVIDED, HOWEVER, that this clause shall not be deemed to require the consent of any Holder of a Convertible Debenture with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 9.08 or the deletion of this proviso, in accordance with the requirements of Sections 5.09 and 8.01(e), or

          (e) make any change that adversely affects the right to convert any Convertible Debenture as provided in Article XIV (except as permitted by Section 8.01) or decrease the conversion rate or increase the conversion price of the Convertible Debentures, or

          (f) make any change in Article XV that adversely affects the rights of any Holders of Outstanding Convertible Debentures,

     Such supplemental indenture shall not be effective until the holders of a majority in liquidation preference of the Trust Securities shall have consented to such supplemental indenture; PROVIDED that if the consent of the Holder of each Outstanding Convertible Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities shall have consented to such supplemental indenture.

     It shall not be necessary for any Act of Holders of Convertible Debentures under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     SECTION 8.03. EXECUTION OF SUPPLEMENTAL INDENTURES. Prior to executing any supplemental indenture permitted by this Article or the modifications thereby of the Trust, the Trustee shall be entitled to receive, and (subject to Section 5.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 8.04. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Convertible Debentures theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     SECTION 8.05. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

     SECTION 8.06. REFERENCE IN CONVERTIBLE DEBENTURES TO SUPPLEMENTAL INDENTURES. Convertible Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Convertible Debentures so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Convertible Debentures.

                                    ARTICLE 9

                                    COVENANTS

     SECTION 9.01. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST. The Company covenants and agrees for the benefit of the Convertible Debentures that it will duly and punctually pay the principal of and any premium and interest on the Convertible Debentures in accordance with the terms of the Convertible Debentures and this Indenture.

     SECTION 9.02. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in each Place of Payment an office or agency where Convertible Debentures may be presented or surrendered for payment, where Convertible Debentures may be surrendered for registration of transfer, exchange, or conversion and where notices and demands to or upon the Company in respect of the Convertible Debentures and this Indenture may be served. The Company will give prompt notice to the Trustee and to the Holders as provided in Sections 1.05 and 1.06, respectively, of the location and any change in the location, of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency in respect of Convertible Debentures or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders of Convertible Debentures may be made and notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the same as its agent to receive such respective presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Convertible Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Convertible Debentures for such purposes. The Company will give prompt written notice to the Trustee and the Holders of Convertible Debentures of any such designation or rescission and of any change in the location of any such other office or agency.

     SECTION 9.03. MONEY FOR CONVERTIBLE DEBENTURES PAYMENTS TO BE HELD IN TRUST. If the Company shall at any time act as its own Paying Agent with respect to Convertible Debentures, it will, on or before each due date of the principal of and any premium or interest on any of the Convertible Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to act.

     Whenever the Company shall have one or more Paying Agents for the Convertible Debentures it will, prior to each due date of the principal of and any premium or interest on the Convertible Debentures, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to act.

     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (a) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent; and

          (b) at any time during the continuance of any default by the Company in the making of any payment with respect to the Convertible Debentures (or any other obligor), upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct the Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Convertible Debenture and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of the Convertible Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or the Paying Agent with respect to such trust money and all liability of the Company as trustee thereof shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment, notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 9.04. COVENANTS AS TO THE TRUST. For so long as the Trust Securities remain outstanding, the Company will (a) maintain 100% direct or indirect ownership of the Common Securities of the Trust; PROVIDED, HOWEVER, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (b) use its reasonable efforts to cause the Trust (i) to remain a statutory business trust, except in connection with a distribution of Convertible Debentures to the holders of Trust Securities in liquidation of such the Trust or the redemption of all of the Trust Securities of the Trust, (ii) to continue to be classified as a grantor trust for United States federal income tax purposes and (iii) to continue to qualify for an exemption from registration under the Investment Company Act of 1940, as amended, and (c) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures .

     SECTION 9.05. EXISTENCE. Subject to Article VII the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 9.06. MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 9.07. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 9.08. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in any covenant provided pursuant to Section 8.01(b) for the benefit of the Holders or in any of Sections 9.04, 9.06 and 9.07, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Convertible Debentures shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

     SECTION 9.09. STATEMENT BY OFFICERS AS TO DEFAULT. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate signed by its principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.


                                   ARTICLE 10

                    REDEMPTION OF THE CONVERTIBLE DEBENTURES

     SECTION 10.01. ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem Convertible Debentures shall be evidenced by an Officers' Certificate. In the case of any redemption, at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Convertible Debentures to be redeemed. In the case of any redemption of Convertible Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Convertible Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

     SECTION 10.02. SELECTION BY TRUSTEE OF CONVERTIBLE DEBENTURES TO BE REDEEMED. If less than all the Convertible Debentures are to be redeemed, the particular Convertible Debentures to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Convertible Debentures not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Convertible Debenture; provided that the unredeemed portion of the principal amount of any Convertible Debentures shall be an authorized denomination and shall not be less than the minimum authorized denomination for the Convertible Debentures.

     If Convertible Debentures selected for partial redemption are converted in part before termination of the conversion right with respect to the portion of the Convertible Debenture so selected, the converted portion of the Convertible Debentures shall be deemed (so far as may be) to be the portion selected for redemption. Convertible Debentures (or portions thereof) which have been converted during a selection of Convertible Debentures to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection. In any case where more than one Convertible Debenture is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Convertible Debenture.

     The Trustee shall promptly notify the Company in writing of the Convertible Debentures selected for redemption and, in the case of any Convertible Debentures selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Convertible Debentures shall relate, in the case of any Convertible Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of the Convertible Debentures which has been or is to be redeemed.

     SECTION 10.03. NOTICE OF REDEMPTION. Notice of redemption shall be given in the manner provided in Section 1.06 to the Holders of Convertible Debentures to be redeemed not less than 30 nor more than 60 days prior to the Redemption Date.

     All notices of redemption shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if less than all the Outstanding Convertible Debentures are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Convertible Debentures to be redeemed;

          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Convertible Debenture to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

          (e) the place or places where such Convertible Debentures are to be surrendered for payment of the Redemption Price;

          (f) if applicable, the conversion rate or price, the date on which the right to convert the Convertible Debentures to be redeemed will terminate and the place or places where such Convertible Debentures may be surrendered for conversion.

     Notice of redemption of Convertible Debentures to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     SECTION 10.04. DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in SECTION 9.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Convertible Debentures which are to be redeemed on that date.

     If any Convertible Debenture called for redemption is converted into Common Stock of the Company, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Convertible Debenture shall (subject to any right of the Holder of such Convertible Debenture or any Predecessor Convertible Debenture to receive interest as provided in the last paragraph of SECTION 2.07(d)) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

     SECTION 10.05. CONVERTIBLE DEBENTURES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Convertible Debentures so to be redeemed shall on the Redemption Date become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Convertible Debentures shall cease to bear interest. Upon surrender of any such Convertible Debenture for redemption in accordance with said notice, such Convertible Debenture shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Convertible Debentures or one or more Predecessor Convertible Debentures, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of SECTION 2.07(d).

     If any Convertible Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Convertible Debenture.

     SECTION 10.06. CONVERTIBLE DEBENTURES REDEEMED IN PART. Any Convertible Debenture which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Convertible Debenture without service charge, a new Convertible Debenture or Convertible Debentures of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Convertible Debenture so surrendered.

     SECTION 10.07. SPECIAL EVENT REDEMPTION. If a Special Event has occurred and is continuing and after receiving a Dissolution Tax Opinion, the Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No-Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 10.08(a) but subject to Section 10.08(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Convertible Debentures to redeem the Convertible Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90-DAY PERIOD") at a redemption price equal to 100% of the principal amount to be redeemed (the "Redemption Price") plus any accrued and unpaid interest thereon (including Compound and Additional Interest) to the date of such redemption, PROVIDED that if at the time there is available to the Company or the Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some ministerial action ("MINISTERIAL ACTION"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, PROVIDED, FURTHER, that the Company shall have no right to redeem the Convertible Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, PROVIDED that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price prior to the redemption date.

     SECTION 10.08. OPTIONAL REDEMPTION BY COMPANY. (a) Subject to the provisions of Section 10.08(b) except as otherwise may be specified or elsewhere in this Indenture, the Company shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after March 3, 2000. Any redemption pursuant to this paragraph will be made upon not less than 30 days nor more than 60 days notice to the Holder of the Convertible Debentures, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "OPTIONAL REDEMPTION PRICE") together with accrued and unpaid interest, including Additional Interest to, but excluding, the Redemption Date, if redeemed during the 12-month period beginning March 1:

          Year        Redemption Price
          ----        ----------------
          2000            104.375%
          2001            103.500
          2002            102.625
          2003            101.750
          2004            100.875

and 100% if redeemed on or after March 1, 2005.

          Notwithstanding the foregoing, no notice of redemption of Convertible Debentures pursuant to this Section 10.08 shall be given unless all accrued and unpaid Deferred Interest has been duly paid.

     If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to Holders of record on the relevant record date.

     So long as the corresponding Trust Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used to redeem Trust Preferred Securities.

     The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the Redemption Date or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

     (b) If a partial redemption of the Convertible Debentures would result in the delisting of the Trust Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Trust Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Convertible Debentures in whole.

     SECTION 10.09. NO SINKING FUND. The Convertible Debentures are not entitled to the benefit of any sinking fund.


                                   ARTICLE 11

                      EXTENSION OF INTEREST PAYMENT PERIOD

     SECTION 11.01. EXTENSION OF INTEREST PAYMENT PERIOD. So long as an Event of Default shall not have occurred and be continuing, the Company shall have the right, at any time and from time to time during the term of the Convertible Debentures, to defer payments of interest by extending the interest payment period of such Convertible Debentures for a period not exceeding 20 consecutive quarters (an "EXTENSION PERIOD"), during which Extension Period no interest shall be due and payable; PROVIDED that no Extension Period may extend beyond the Maturity Date or any earlier Redemption Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 11.01, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("COMPOUND INTEREST"). At the end of the Extension Period, the Company shall pay all accrued and unpaid interest on the Convertible Debentures, including any Additional Interest and Compound Interest (together, "DEFERRED INTEREST") that shall be payable to the Holders of the Convertible Debentures in whose names the Convertible Debentures are registered in the Debenture Register on the first record date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters, or extend beyond the maturity date of the Convertible Debentures. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

     SECTION 11.02 NOTICE OF EXTENSION. (a) If the Institutional Trustee is the only registered Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Regular Trustees, the Institutional Trustee and the Trustee of its selection of such Extension Period one Business Day prior to the earlier of (i) the date distributions on the Trust Securities are payable or (ii) the date the Regular Trustees are required to give notice to the Nasdaq National Market (or other applicable self-regulatory organization) or to holders of the Trust Securities of the record date or the date such distribution is payable.

     (b) If the Institutional Trustee is not the only Holder of the Convertible Debentures at the time the Company selects an Extension Period, the Company shall give the Holders of the Convertible Debentures and the Trustee written notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice to the Nasdaq National Market (or other applicable self-regulatory organization) or to the Holders of the Convertible Debentures of the record or payment date of such related interest payment.

     (c)  The quarter in which any notice is given pursuant to paragraphs (a) or
(b) of this Section 11.02 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted under Section 11.01.

     (d) The Regular Trustees shall give notice of Apple South's selection of any such Extension Period to the holders of the Trust Securities.

     SECTION 11.03. LIMITATION OF TRANSACTIONS. If the Company shall exercise its right to defer payment of interest as provided in Section 11.01, then (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) purchases or acquisitions of shares of its common stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (B) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock,
(C) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (D) purchases or acquisitions of shares of Common Stock to be used in connection with acquisitions of Common Stock by shareholders pursuant to the Company's dividend reinvestment plan), (ii) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank PARI PASSU with or junior to the Convertible Debentures and (iii) the Company shall not make any guarantee payment with respect to the foregoing (other than pursuant to the Guarantee).

                                   ARTICLE 12

                          FORM OF CONVERTIBLE DEBENTURE

     SECTION 12.01. FORM OF CONVERTIBLE DEBENTURE. The Convertible Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms; PROVIDED that if the Convertible Debenture is a Restricted Security, it shall bear the legend set forth in Section 2.04(d) in accordance with the provisions of that Section:

     [(FORM OF FACE OF CONVERTIBLE DEBENTURE)]

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT THE FOLLOWING - - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Convertible Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                      CUSIP NO.
    ---------------                                               --------------

                                APPLE SOUTH, INC.

                      7% CONVERTIBLE SUBORDINATED DEBENTURE


     Apple South, Inc., a Georgia corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to, ________________ or registered assigns, the principal sum of _______________ Dollars ($_______) on March 1, 2027, and to pay interest on said principal sum from March 11, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 1, June 1, September 1, and December 1 of each year commencing June 1, 1997, at the rate of 7% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof, be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

     The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                        APPLE SOUTH, INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title

Attest:

By:
   --------------------------------
Name:
Title:

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Convertible Debentures of the series of Convertible Debentures described in the within-mentioned Indenture.

Dated: March __, 1997

FIRST UNION NATIONAL
BANK OF GEORGIA,
as Trustee                    or as Authentication Agent

By                            By
  -------------------------     ---------------------------------
   Authorized Signatory               Authorized Signatory

                         [FORM OF REVERSE OF DEBENTURE]


     This Convertible Debenture is issued pursuant to an Indenture dated as of March 6, 1997, duly executed and delivered between the Company and First Union National Bank of Georgia, as Trustee (the "Trustee") (the "Indenture"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures.

     Because of the occurrence and continuation of a Special Event, in certain circumstances, this Convertible Debenture may become due and payable at the principal amount hereof together with any interest (including Additional Interest and Compound Interest) accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines.

     The Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 30 nor more than 60 days notice in whole or in part at any time on or after March 3, 2000 (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Compound and Additional Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning March 1:


              Year                      Redemption Price
              ----                      ----------------
              2000                         104.375%
              2001                         103.500
              2002                         102.625
              2003                         101.750
              2004                         100.875

and 100% if redeemed on or after March 1, 2005.

     If Convertible Debentures are redeemed on any March 1, June 1, September 1, or December 1, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

     So long as the corresponding Trust Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Trust Preferred Securities.

     If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed PRO RATA.

     In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures of such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (a) extend the fixed maturity of any Debenture of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture of any series or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture of any series, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Debentures of such series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture of any series then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures of such series or a failure to convert any Debentures of such series in accordance with its terms upon an election by the Holders thereof. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

     No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

     As long as an Event of Default under Section 4.01 of the Indenture shall not have occurred and be continuing, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

     As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Debenture Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Holder of any Convertible Debenture has the right, exercisable at any time through the close of business (New York time) on March 1, 2027 (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of
3.3801 shares of Common Stock for each Convertible Debenture (equivalent to a Conversion Price of $14.793 per share of Common Stock), subject to adjustment under certain circumstances.

     To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to a Conversion Agent, (c) furnish appropriate endorsements or transfer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Convertible Debenture is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Convertible Debenture is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. The number of shares issuable upon conversion of a Convertible Debenture is determined by dividing the principal amount of the Convertible Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

     [The Convertible Debentures are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof.](2) [This Global Debenture is exchangeable for Convertible Debentures in definitive form only under certain limited circumstances set forth in the Indenture. Convertible Debentures so issued are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof.](3) As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures of this series are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.






-------------------------
     (2) This text will appear in the case of registered definitive certificates issued to Institutional Accredited Investors.

     (3) This text will appear in the case of a Global Debenture.

                          [FORM OF ELECTION TO CONVERT]
                               ELECTION TO CONVERT


To: Apple South, Inc.

     The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of APPLE SOUTH, INC. in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:              ,
      -------------  --

     in whole Portions of Convertible Debenture to be converted ($50 or integral multiples thereof):
                         $
                          -----------------

                    ------------------------------------------------------------
                    Signature (for conversion only)

                         Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                    ------------------------------------------------------------
                    ------------------------------------------------------------
                    ------------------------------------------------------------

                         Signature Guarantee:*
                                              ----------------------------------

-------------------------

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)


and irrevocably appoints
                         -------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
agent to transfer this Convertible Debenture on the books of the Trust. The agent may substitute another to act for him or her.

Date:
     -------------------------
Signature:
          -------------------------
          (Sign exactly as your name appears on the other side of this Convertible Debenture)

Signature Guarantee*:
                     -----------------------------------------------------------





-------------------------

* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

                       FORM OF CERTIFICATE TO BE DELIVERED
             IN CONNECTION WITH  (I) TRANSFERS OF INTERESTS IN THE
                   TEMPORARY REGULATION S GLOBAL DEBENTURE AND
                 (II) TRANSFERS OF INTEREST TO NON-U.S. PERSONS


First Union National Bank of Georgia
999 Peachtree Street, N.E.
Suite 1100
Atlanta, Georgia 30309

          Re:  Apple South, Inc. (the "Company")
               Convertible Debentures
               ---------------------------------

Dear Sirs or Mesdames:

     In connection with our proposed sale of the number of Convertible Debentures designated below, the undersigned owner confirms that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, represents that:

     (1) the offer of the Convertible Debentures was not made to a person in the United States;

     (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

     (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

     You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

     Date:            ,
           -----------  ----


                         Very truly yours,

                         [Name of Transferor]


                         By:
                             --------------------------
                               Authorized Signature


                         Number of Convertible Debentures
                           to be sold:



                         ------------------------


                         Please Print or Typewrite Name and Address,
                         Including Zip Code, and Social Security or
                         Other Identifying Number:


                         ------------------------
                         ------------------------
                         ------------------------

                                   ASSIGNMENT

                 [FORM OF ASSIGNMENT FOR CONVERTIBLE DEBENTURES
                         THAT ARE NOT GLOBAL DEBENTURES]


For value received ___________________ hereby sell(s), assign(s) and transfer(s)
unto__________________________               (Please insert Social security or
                                             other taxpayer identification
                                             number of assignee.)

the within Security and hereby irrevocably constitutes and appoints ______________ attorney to transfer the said Convertible Debenture on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Convertible Debenture occurring prior to the Transfer Restriction Termination Date, the undersigned confirms that such Security is being transferred:


     / /  To Apple South, Inc. or a subsidiary thereof; or


     / / Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or


     / / To an Institutional Accredited Investor pursuant to and in compliance with the Securities Act of 1933, as amended; or


     / / Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or


     / / Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):


     / /  The transferee is an Affiliate of the Company.


Dated:
        --------------------------


                              --------------------------

                              --------------------------
                                    Signature(s)

                              Signature(s) must be guaranteed by a commercial bank or trust company or a member firm of a major stock exchange.


----------------------------------
      Signature Guarantee


NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of this Security in every particular without alteration or enlargement or any change whatever.

             [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL DEBENTURES
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]

                                   Schedule A

                Changes to Principal Amount of Global Debentures


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
               Principal Amount of
               Convertible Debenture by
               which this Global
               Debenture Is To Be
               Reduced or Increased,     Remaining Principal
               and Reason for Reduction  Amount of this            Notation
 Date          or Increase               Global Debenture          Made by
 --------      ------------------------  -------------------       ---------
--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------

 --------      --------------------      -------------------       ---------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                      ARTICLE 13

                       ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES

    SECTION 13.01. ORIGINAL ISSUE OF CONVERTIBLE DEBENTURES. Convertible Debentures in the aggregate principal amount of $101,010,000 ($116,161,500 if the over-allotment option is exercised pursuant to the Purchase Agreement) may, upon execution of this Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Convertible Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.


                                      ARTICLE 14

                         CONVERSION OF CONVERTIBLE DEBENTURES

    SECTION 14.01. CONVERSION RIGHTS. Subject to and upon compliance with the provisions of this Article XIV, the Convertible Debentures are convertible, at the option of the Holder, at any time through the close of business on March 1, 2027 (or, in the case of Convertible Debentures called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion rate of 3.3801 shares of Common Stock for each $50 in aggregate principal amount of Convertible Debentures (equal to a conversion price (as adjusted from time to time, the "Conversion Price") of $14.793 per share of Common Stock), subject to adjustment as described in this Article XIV. A Holder of Convertible Debentures may convert any portion of the principal amount of the Convertible Debentures into that number of fully paid and nonassessable shares of Common Stock obtained by dividing the principal amount of the Convertible Debentures to be converted by such conversion price. All calculations under this Article XIV shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.



    SECTION 14.02. CONVERSION PROCEDURES. (a) In order to convert all or a portion of the Convertible Debentures, the Holder thereof shall deliver to the Conversion Agent an irrevocable Notice of Conversion setting forth the principal amount of Convertible Debentures to be converted, together with the name or names, if other than the Holder, in which the shares of Common Stock should be issued upon conversion and, if such Convertible Debentures are definitive Convertible Debentures, surrender to the Conversion Agent the Convertible Debentures to be converted, duly endorsed or assigned to the Company or in blank. In addition, a holder of Trust Preferred Securities may exercise its right under the Declaration to convert such Trust Preferred Securities into Common Stock by delivering to the Conversion Agent an irrevocable Notice of Conversion setting forth the information called for by the preceding sentence and directing the Conversion Agent (i) to exchange such Trust Preferred Security for a portion of the Convertible Debentures held by the Trust (at an exchange rate of $50 principal amount of Convertible Debentures for each Trust Preferred Security) and (ii) to immediately convert such Convertible Debentures, on behalf of such holder, into Common Stock of the Company pursuant to this Article XIV and, if such Trust Preferred Securities are in definitive form, surrendering such Trust Preferred Securities, duly endorsed or assigned to the Company or in blank. So long as any Trust Preferred Securities are outstanding, the Trust shall not convert any Convertible Debentures except pursuant to a Notice of Conversion delivered to the Conversion Agent by a holder of Trust Preferred Securities.

    If a Trust Preferred Security is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Convertible Debenture is registered at the close of business on such record date, and (other than a Convertible Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. Except as otherwise provided in the immediately preceding sentence, in the case of any Convertible Debenture which is converted, interest whose Maturity Date is after the date of conversion of such Convertible Debenture shall not be payable, and the Company shall not make nor be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest on the Convertible Debentures being converted, which shall be deemed to be paid in full. Each conversion shall be deemed to have been effected immediately prior to the close of business on the day on which the Notice of Conversion was received (the "CONVERSION DATE") by the Conversion Agent from the Holder or from a holder of the Trust Preferred Securities effecting a conversion thereof pursuant to its conversion rights under the Declaration, as the case may be. The Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock as of the Conversion Date. As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver at the office of the Conversion Agent, unless otherwise directed by the Holder in the Notice of Conversion, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with the cash payment, if any, in lieu of any fraction of any share to the Person or Persons entitled to receive the same. The Conversion Agent shall deliver such certificate or certificates to such Person or Persons.

    (b) The Company's delivery upon conversion of the fixed number of shares of Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) shall be deemed to satisfy the Company's obligation to pay the principal amount at Maturity of the portion of Convertible Debentures so converted and any unpaid interest (including Compound and Additional Interest) accrued on such Convertible Debentures at the time of such conversion.

    (c) No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof, the Company shall pay to the Conversion Agent a cash adjustment in an amount equal to the same fraction of the Closing Price of such fractional interest on the date on which the Convertible Debentures were duly surrendered to the Conversion Agent for conversion, or, if such day is not a Trading Day, on the next Trading Day, and the Conversion Agent in turn will make such payment, if any, to the Holder of the Convertible Debentures or the holder of the Trust Preferred Securities so converted.

    (d) In the event of the conversion of any Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures for the unconverted portion thereof will be issued in the name of the Holder thereof upon the cancellation thereof in accordance with paragraph (a) above.

    (e) In effecting the conversion transactions described in this Section 14.02, the Conversion Agent is acting as agent of the holders of Trust Preferred Securities (in the exchange of Trust Preferred Securities for Convertible Debentures) and as agent of the Holders of Convertible Debentures (in the conversion of Convertible Debentures into Common Stock), as the case may be. The Conversion Agent is hereby authorized (i) to exchange Convertible Debentures held by the Trust from time to time for Trust Preferred Securities in connection with the conversion of such Trust Preferred Securities in accordance with this Article XIV and (ii) to convert all or a portion of the Convertible Debentures into Common Stock and thereupon to deliver such shares of Common Stock in accordance with the provisions of this Article XIV and to deliver to the Trust a new Convertible Debenture or Convertible Debentures for any resulting unconverted principal amount.

    SECTION 14.03. CONVERSION PRICE ADJUSTMENTS. (a) The Conversion Price shall be adjusted from time to time as follows:


         (i) In case the Company shall pay or make a dividend or other distribution on Common Stock in shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company (except to the extent such dividend or distribution is being made with respect to such shares) but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

         (ii) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller amount of shares of Common Stock, then the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (iii) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date fixed for a distribution of such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as hereinafter defined) per share (determined as provided in subparagraph (vii) below) of Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), then the Conversion Price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such Conversion Price by a fraction the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this subparagraph (iii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company agrees not to issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made in respect of the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.

         (iv) Subject to the second paragraph of this subparagraph (iv), in case the Company shall, by dividend or otherwise, distribute to all holders of Common Stock (A) shares of capital stock of the Company (other than Common Stock), (B) evidence of indebtedness of the Company and/or (C) other assets (including securities, but excluding (1) any rights or warrants referred to in subparagraph (iii) above, (2) any rights or warrants to acquire capital stock of any entity other than the Company or any subsidiary of the Company (including any rights offerings of the Company with respect to capital stock of companies in which the Company has an investment (a "Rights Offering")), (3) dividends or distributions in connection with the liquidation, dissolution or winding-up of the Company,
    (4) dividends payable solely in cash that may from time to time be fixed by the Board of Directors of the Company and (5) dividends or distributions referred to in subparagraph (i) above), then in each case (unless the Company makes the election referred to in the next sentence) the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction the numerator of which shall be the Current Market Price per share (determined as provided in subparagraph (vii) below) of the Common Stock on such record date (the "Reference Date") less the then fair market value on the Reference Date (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a statement filed with the Depositary and the Trustee) of the portion of the shares of capital stock of the Company, evidences of indebtedness or other assets so distributed (and for which an adjustment to the Conversion Price has not been made previously pursuant to the terms of this Article XIV) applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the Reference Date. However, the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall have the right to receive upon conversion thereof the amount and kind of shares of capital stock, evidences of indebtedness or other assets such holder would have received had such holder converted such shares on such record date. If the Board of Directors of the Company determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities (including shares of capital stock or evidence of indebtedness of the Company) comprising a distribution of securities, it must in doing so consider the price in such market over the period used in computing the Current Market Price of the Common Stock.

         For purposes of this subparagraph (iv), any dividend or distribution that includes both (x) any of the items described in clauses (A), (B) or
    (C) of the first paragraph of this subparagraph (iv) and (y) Common Stock or rights or warrants to subscribe for or purchase Common Stock of the type referred to in subparagraph (iii) shall be deemed to be (1) a dividend or distribution of shares of capital stock of the Company (other than Common Stock), evidences of indebtedness of the Company or other assets of the type referred to in clause (C) of the first paragraph of this subparagraph
    (iv) (making any Conversion Price reduction required by this subparagraph
    (iv)) immediately followed by (2) a dividend or distribution of such Common Stock or rights or warrants to purchase Common Stock of the type referred to in subparagraph (iii) (making any further Conversion Price reduction required by subparagraph (i) or (iii) of this Section 14.03(a)), except (A) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraphs (i) and (iii) of this Section 14.03(a) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this Section 14.03(a).

         The occurrence of a distribution or the occurrence of any other event as a result of which holders of Convertible Debentures converting such notes into Common Stock hereunder will not be entitled to receive rights issued pursuant to any shareholder protective rights agreement now or hereafter in effect (the "Other Rights") in the same amount and manner as if such holders had converted such shares immediately prior to the occurrence of such distribution or other event shall be deemed a distribution of Other Rights for the purposes of conversion adjustments pursuant to this subparagraph (iv). In lieu of making any adjustment to the Conversion Price under this subparagraph (iv) as a result of such a distribution of Other Rights, the Company may elect, in its sole discretion, to provide that Other Rights shall be issuable in the same amount and manner upon conversion of the Convertible Debentures without regard to whether the shares of Common Stock issuable upon conversion of the Convertible Debentures were issued before or after such distribution or other event.

         (v) in case the Company shall, by dividend or otherwise, at any time distribute cash to all holders of Common Stock, excluding (A) any cash dividends on Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the immediately preceding 12-month period, to the extent that such dividends for the immediately preceding 12-month period did not require an adjustment to the Conversion Price pursuant to this subparagraph (v) (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15% of the average of the daily Closing Prices (as hereinafter defined) of the Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such dividend and (B) any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any redemption of the Rights or any Other Rights; provided, however, that no adjustment shall be made pursuant to this subparagraph (v) if such distribution would otherwise constitute a Fundamental Change (as hereinafter defined) and be reflected in a resulting adjustment to the Conversion Price as provided in this Article XIV) then, in each case (unless the Company makes the election referred to in the proviso following this clause), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect at the close of business on such record date by a fraction the numerator of which shall be the Closing Price of a share of Common Stock on such record date less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, and the denominator shall be the Closing Price of a share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following such record date; provided, however, that the Company may elect, in its sole discretion, in lieu of the foregoing adjustment, to make adequate provision so that each holder of Securities shall thereafter have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Security on such record date. If any adjustment is required to be made as set forth in this subparagraph (v) as a result of a distribution which is a dividend described in clause (A) of this subparagraph (v), such adjustment will be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such clause (A) of this subparagraph (v). If an adjustment is required to be made pursuant to this subparagraph (v) as a result of a distribution which is not such a dividend, such adjustment would be based upon the full amount of such distribution.

         (vi) In case of the consummation of a tender or exchange offer (other than an odd-lot tender offer) made by the Company or any subsidiary of the Company for all or any portion of the outstanding shares of Common Stock to the extent that

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

    the cash and fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be described in a resolution of such Board) of any other consideration included in such payment per share of Common Stock at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as amended) exceed by more than 10%, with any smaller excess being disregarded in computing the adjustment to the Conversion Price provided in this subparagraph (vi), the first reported sale price per share of Common Stock on the Trading Day next succeeding the Expiration Time, then the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sale price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         (vii) For the purpose of any computation under this Article XIV, the "Current Market Price per share" of Common Stock on any day shall be deemed to be the average of the daily Closing Prices (as hereinafter defined) per share of Common Stock for the ten consecutive Trading Days prior to and including the date in question; provided, however, that (1) if the "ex" date (as hereinafter defined) for any event (other than the issuance, distribution or Fundamental Change requiring such computation) that requires an adjustment to the Conversion Price pursuant to this Article XIV (the "Other Event") occurs during such ten consecutive Trading Days and prior to the "ex" date for the issuance, distribution or Fundamental Change requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the "ex" date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event, (2) if the "ex" date for any Other Event occurs on or after the "ex" date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such Other Event shall be adjusted by multiplying such Closing

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

    Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event (provided that in the event that such fraction is required to be determined at a date subsequent to the date in question and with reference to events taking place subsequent to the date in question, the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be, shall in good faith estimate such fraction based on assumptions it deems reasonable regarding such events taking place subsequent to the date in question, and such estimated fraction shall be used for purposes of such adjustment until such time as the actual fraction by which the Conversion Price is so required to be adjusted as a result of such Other Event is determined), and (3) if the "ex" date for the Current Event is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (1) or
    (2) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined in good faith by the Board of Directors of the Company or, to the extent permitted by applicable law, a duly authorized committee thereof in a manner consistent with any determination of such value for purposes of this Article VII, whose determination shall be conclusive and described in a resolution of the Board of Directors of the Company or such duly authorized committee thereof, as the case may be) of the shares of capital stock, evidences of indebtedness or other assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For purposes of this subparagraph (vii), the term "ex" date, (1) when used with respect to any issuance, distribution or Fundamental Change, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance, such distribution or the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective and (3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

         (viii) No adjustment in the Conversion Price shall be required pursuant to this Section 14.03(a) unless the adjustment would require a change of at least 1% of such price; provided, however, that any adjustments which by reason of this subparagraph (viii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the

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

    nearest cent (with .005 being rounded upward) or to the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Notwithstanding anything to the contrary in this Article XIV, the Company from time to time may, to the extent permitted by law, reduce the Conversion Price by any amount for any period of at least 20 Business Days, in which case the Company shall give at least 15 days' notice of such reduction to the holders of Securities and the Trustee. In addition, the Company may, at its option, make such reductions in the Conversion Price in addition to those set forth in this Article XIV, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons.

         (ix) In any case in which this Article XIV provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any Convertible Debentures converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fractional shares pursuant to this
    Article XIV.

         (x) For purposes of this Article XIV, "Common Stock" includes any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company. However, subject to the provisions of this Article XIV, shares issuable on conversion of Convertible Debentures shall include only shares of the class designated as the Company Common Stock on the date of the initial issuance of Convertible Debentures by the Company or shares of any class or classes resulting from any reclassification or reclassification thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

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

    (b)  whenever the Conversion Price is adjusted as herein provided:

         (i) the Company shall compute the adjusted Conversion Price and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Trustee and the transfer agent for the Trust Preferred Securities and the Convertible Debentures; and

         (ii) a notice stating the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall as soon as practicable be mailed by the Company to all record holders of Trust Preferred Securities and the Convertible Debentures at their last addresses as they appear upon the stock transfer books of the Company and the Trust.

    SECTION 14.04. ADJUSTMENT OF CONVERSION PRICE--FUNDAMENTAL CHANGE. (a) In the event that the Company shall be a party to any transaction or series of transactions constituting a Fundamental Change, including, without limitation,
(i) any recapitalization or reclassification of shares of Common Stock (other than a change in the par value or as a result of a subdivision or combination of the Common Stock), (ii) any consolidation of the Company with, or merger of the Company into, any other corporation or any merger of another corporation into the Company as a result of which holders of Common Stock shall be entitled to receive securities or other property or assets (including cash) with respect to or in exchange for Common Stock (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), (iii) any sale or transfer of all or substantially all of the assets of the Company, or (iv) any compulsory share exchange, pursuant to any of which the holders of Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made as part of the terms of such transaction or series of transactions so that the holder of each Convertible Debenture then outstanding shall have the right thereafter to convert such Convertible Debenture only into (A) if any such transaction does not constitute a Common Stock Fundamental Change (as hereinafter defined), the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such Convertible Debenture might have been converted immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after, in the case of a Non-Stock Fundamental Change (as hereinafter defined), giving effect to any adjustment in the Conversion Price required by the provisions which follow in subparagraph (i) of Section 14.04(c), and (B) in the case of a Common Stock Fundamental Change (as hereinafter defined), common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the

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

provisions which follow in subparagraph (ii) of Section 14.04(c). The company formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Common Stock, as the case may be, shall enter into a supplemental indenture with the Trustee, satisfactory in form to the Trustee, the provisions of which provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as my be practicable to the adjustments provided for in this
Article XIV. The above provisions shall similarly apply to successive recapitalizations, reclassifications, consolidations, mergers, sales, transfers or share exchanges.

    (b) Notwithstanding any other provisions in this Article XIV to the contrary, if any Fundamental Change (as hereinafter defined) occurs, then the Conversion Price in effect will be adjusted immediately following such Fundamental Change as described below in Section 14.04(c). In addition, in the event of a Common Stock Fundamental Change, each Convertible Debenture shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change as more specifically provided below in Section 14.04(c).

    (c)  For purposes of calculating any adjustment to be made pursuant to this
Article XIV in the event of a Fundamental Change, immediately following such Fundamental Change (and for such purposes a Fundamental Change shall be deemed to occur on the earlier of (a) the occurrence of such Fundamental Change and (b) the date, if any, fixed for determination of shareholders entitled to receive the cash, securities, property or other assets distributable in such Fundamental Change to holders of the Common Stock);


         (i) in the case of a Non-Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the lower of (A) the Conversion Price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this
    Article XIV, and (B) the product of (1) the greater of the Applicable Price (as hereinafter defined) or the then applicable Reference Market Price (as hereinafter defined) and (2) a fraction the numerator of which shall be $100 and the denominator of which shall be the amount set forth below (based on the date on which such Non-Stock Fundamental Change occurs). For the twelve month period beginning March 1:

              Year             Denominator
               ----             -----------
              1997                107.00
              1998                106.125
              1999                105.250
              2000                104.375
              2001                103.500
              2002                102.625


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

              2003                101.750
              2004                100.875
          and thereafter, 100.00;

          (ii) in the case of a Common Stock Fundamental Change, the Conversion Price per share of Common Stock shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other adjustments effected pursuant to this Article XIV, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as hereinafter defined) and the denominator of which is the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash, if any, with respect to fractional interests) of the successor, acquiror or other third party, the Conversion Price per share of Common Stock immediately following such Common Stock Fundamental Change shall be the Conversion Price in effect immediately prior to such Common Stock Fundamental Change divided by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

     (d)  The following definitions shall apply to terms used in this Article
XIV:

          (i) "Applicable Price" shall mean (A) in the event of a Non-Stock Fundamental Change in which the holders of Common Stock receive only cash, the amount of cash receivable by a holder of one share of Common Stock and
     (B) in the event of any other Fundamental Change, the average of the Closing Prices for one share of Common Stock during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such cash, securities, property or other assets.

          (ii) "Closing Price" with respect to any securities on any day shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in each case on the Nasdaq National Market ("NASDAQ") or, if such security is not listed or admitted to trading on such NASDAQ, on the principal national

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

     securities exchange or quotation system on which such security is quoted or listed or admitted to trading or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the date in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service or, if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Company for that purpose or a price determined in good faith by the Board of Directors of the Company.

          (iii) "Common Stock Fundamental Change" shall mean any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by the holders of Common Stock pursuant to such transactions consists of shares of common stock that, for the ten consecutive Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (A) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Debentures continue to exist as outstanding Convertible Debentures, or (B) the outstanding Convertible Debentures continue to exist as Convertible Debentures and are convertible into common stock of the successor to the Company.

          (iv) "Fundamental Change" shall mean the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided, however, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the Conversion Price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock has been exchanged for, converted into, or acquired for or constitutes solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the consideration which the holders of Common Stock received in such transaction or event as a result of which more than 50% of the Common Stock shall have been exchanged for, converted into, or acquired for or shall constitute solely the right to receive cash, securities, property or other assets.

          (v) "Non-Stock Fundamental Change" shall mean any Fundamental Change other than a Common Stock Fundamental Change.

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

          (vi) "PURCHASER STOCK PRICE" shall mean, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for one share of the common stock received by holders of Common Stock in such Common Stock Fundamental Change during the ten Trading Days immediately prior to the record date for the determination of the holders of Common Stock entitled to receive such common stock or, if there is no such record date, prior to the date upon which the holders of Common Stock shall have the right to receive such common stock.

          (vii) "REFERENCE MARKET PRICE" shall initially mean $8.08 (which is an amount equal to 66-2/3% of the last reported bid price for the Common Stock on the Nasdaq National Market on March 5, 1997) and, in the event of any adjustment to the Conversion Price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Price set forth in this Article XIV.

     (e) In determining the amount and type of consideration received by a holder of Common Stock in the event of a Fundamental Change, consideration received by a holder of Common Stock pursuant to a statutory right of appraisal will be disregarded.

     SECTION 14.05.  NOTICE OF CERTAIN EVENTS. In case:

          (i) the Company shall declare a dividend (or any other distribution) on Common Stock that would cause an adjustment to the Conversion Price of the Convertible Debentures pursuant to the terms of any of the subparagraphs above (including such an adjustment that would occur but for the terms of the first sentence of Section 14.03(a)(viii) above); or

          (ii) the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock; or

          (iii) the Company shall authorize the granting to the holders of Common Stock generally of rights or warrants (for a period expiring within 45 days after the record date fixed for a distribution of such rights and warrants) to subscribe for or purchase any shares of the Company's capital stock or other capital stock of any class or of any other rights (including any Rights Offerings); or

          (iv) of any reclassification of Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation,

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

     merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or a compulsory share exchange; or

          (v) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall (i) if any Trust Preferred Securities are outstanding, cause to be filed with the transfer agent for the Trust Preferred Securities, and shall cause to be mailed to the holders of record of the Trust Preferred Securities, at their last addresses as they shall appear upon the stock transfer books of the Trust or (ii) shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (A) the date on which a record (if any) is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

     SECTION 14.06. COMPANY TO PROVIDE STOCK. The Company shall reserve, free from pre-emptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Convertible Debentures from time to time as such Convertible Debentures are presented for conversion, provided, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Convertible Debentures by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

     If any shares of Common Stock to be reserved for the purpose of conversion of Convertible Debentures hereunder require registration with or approval of any governmental authority under any Federal or State law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be, PROVIDED, HOWEVER, that nothing in this Section 14.06 shall be deemed to affect in any way the obligations of the Company to convert Convertible Debentures into Common Stock as provided in this
Article XIV.

     Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Convertible Debentures will upon issue be fully paid and non-assessable by the Company and free of pre-emptive rights.

     SECTION 14.07.  DIVIDEND OR INTEREST REINVESTMENT PLANS.
Notwithstanding the foregoing provisions, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of March 11, 1997, shall not be deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the Conversion Price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article XIV.

     SECTION 14.08. CERTAIN ADDITIONAL RIGHTS. In case the Company shall, by dividend or otherwise, declare or make a distribution on the Common Stock referred to in Section 14.03(a)(iv) or 14.03(a)(v) (including, without limitation, dividends or distributions referred to in the last sentence of
Section 14.03(a)(vi)), the Holder of the Convertible Debentures, upon the conversion thereof subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the Conversion Price adjustment in respect of such distribution, shall also be entitled to receive for each share of Common Stock into which the Convertible Debentures are converted, the portion of the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock; PROVIDED, HOWEVER, that, at the election of the Company (whose election shall be evidenced by a resolution of the Board of Directors) with respect to all Holders so converting, the Company may, in lieu of distributing to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount in cash equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors). If any conversion of Convertible Debentures described in the immediately preceding sentence

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

occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of Convertible Debentures so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a resolution of the Board of Directors) to distribute to such Holder a due bill for the shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, PROVIDED, that such due bill (a) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (b) requires payment or delivery of such shares of Common Stock, rights, warrants, evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of shares of Common Stock receiving such distribution.

     SECTION 14.09. PAYMENT OF CERTAIN TAXES UPON CONVERSION. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Convertible Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Convertible Debenture or Convertible Debentures to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

     SECTION 14.10. DUTIES OF TRUSTEE REGARDING CONVERSION. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Convertible Debentures that is convertible into Common Stock to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture (or whether a supplemental indenture need be entered into), any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Convertible Debentures and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Convertible Debenture for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article XIV or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company. All Convertible Debentures delivered for conversion shall be delivered to the Trustee to be

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canceled by or at the direction of the Trustee, which shall dispose of the same as provided in SECTION 2.09.

     SECTION 14.11. REPAYMENT OF CERTAIN FUNDS UPON CONVERSION. Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Convertible Debentures and which shall not be required for such purposes because of the conversion of such Convertible Debentures as provided in this
Article XIV shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.

                                      ARTICLE 15

                       SUBORDINATION OF CONVERTIBLE DEBENTURES

     SECTION 15.01. CONVERTIBLE DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS. The Company covenants and agrees, and each Holder, by the Holder's acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Convertible Debentures and the payment of the principal of (and premium, if any) and interest on each and all of the Convertible Debentures are hereby expressly made subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article shall prevent the occurrence of any default or Event of Default hereunder.


     SECTION 15.02. PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC. Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness of the Company shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal (and premium, if any) or interest on the Convertible Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Convertible Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, or by the Holders of the Convertible Debentures or by the Trustee under the Indenture if received by them or it, directly to the holders of Senior Indebtedness of the

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Company (PRO RATA to such holders on the basis of the respective amounts of
Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of the Convertible Debentures or to the Trustee.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, and their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness of the Company, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

     For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Convertible Debentures are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article VII shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VII.


     SECTION 15.03. PRIOR PAYMENT TO SENIOR INDEBTEDNESS UPON ACCELERATION OF CONVERTIBLE DEBENTURES. In the event that any Convertible Debentures are declared due

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and payable before their Stated Maturity, then and in such event the holders of
Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness or provision shall be made for such payment in cash, before the Holders of the Convertible Debentures are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Convertible Debentures) by the Company on account of the principal of (or premium, if any) or interest on the Convertible Debentures or on account of the purchase or other acquisition of Convertible Debentures.

     In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Convertible Debenture prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such payment, have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company.

     The provisions of this Section shall not apply to any payment with respect to which SECTION 14.01 would be applicable.

     SECTION 15.04. NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness of the Company, as the case may be, beyond any applicable grace period with respect thereto, or in the event that the maturity of any Senior Indebtedness of the Company, as the case may be, has been accelerated because of a default, then, in any such case, no payment shall be made by the Company with respect to the principal (including redemption payments) of, or premium, if any, or interest on the Convertible Debentures until such default is cured or waived or ceases to exist or any such acceleration or demand for payment has been rescinded.

     In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding paragraph of this SECTION 15.04 such payment shall be paid over or delivered to the Company.

     SECTION 15.05. PAYMENT PERMITTED IN CERTAIN SITUATIONS. Nothing contained in this Article or elsewhere in this Indenture shall prevent (a) the Company, at any time except during the pendency of any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or any bankruptcy, insolvency, receivership or other proceedings of the Company referred to in Section 15.02 or under the conditions described in Section 15.03 or 15.04, from making payments at any time of principal of or premium, if any, or interest on the Convertible Debentures, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or

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on account of the principal of, or premium, if any, or interest on the
Convertible Debentures or the retention of such payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such payment would have been prohibited by the provisions of this Article.


     SECTION 15.06. SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. Subject to the payment in full of all Senior Indebtedness or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the rights of the Holders of Convertible Debentures shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of indebtedness of the Company which by its express terms is subordinated to indebtedness of the Company to substantially the same extent as the Convertible Debentures are subordinated to the Senior Indebtedness and is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Convertible Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of Convertible Debentures or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to or for the benefit of the holders of Senior Indebtedness by Holders of Convertible Debentures or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 15.07. PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of Convertible Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Debentures is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of Convertible Debentures the principal of (and premium, if any) and interest on the Convertible Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of Convertible Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Convertible Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this

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Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.


     SECTION 15.08. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of a Convertible Debenture by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

     SECTION 15.09. NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Convertible Debentures, without incurring responsibility to the Holders of Convertible Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of Convertible Debentures to the holders of Senior Indebtedness do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.


     SECTION 15.10. NOTICE TO TRUSTEE. The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Convertible Debentures pursuant to the provisions of this Article. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Convertible Debentures pursuant to the provisions of this Article, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of SECTION 5.02, shall be entitled in all respects to assume that no

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such facts exist; PROVIDED, HOWEVER, that if the Trustee shall have not received the notice provided for in this Section at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Convertible Debentures, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     Subject to the provisions of Section 5.02, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 15.11. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 5.03, and the Holders of Convertible Debentures shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Convertible Debentures, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

     SECTION 15.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be

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liable to any such holders or creditors if it shall in good faith pay over or distribute to Holders of Convertible Debentures or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.


     SECTION 15.13. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS, PRESERVATION OF TRUSTEE'S RIGHTS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.03.

     SECTION 15.14. ARTICLE APPLICABLE TO PAYING AGENTS. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "TRUSTEE" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; PROVIDED, HOWEVER, that Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

     SECTION 15.15. CERTAIN CONVERSIONS DEEMED PAYMENT. For the purposes of this Article only, (a) the issuance and delivery of junior securities (or cash paid in lieu of fractional shares) upon conversion of Convertible Debentures in accordance with Article XIV, shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Convertible Debentures or on account of the purchase or other acquisition of Convertible Debentures, and (b) the payment, issuance or delivery of cash, property or securities (other than junior securities and cash paid in lieu of fractional shares) upon conversion of a Convertible Debenture shall be deemed to constitute payment on account of the principal of such Convertible Debenture. For the purposes of this Section, the term "JUNIOR SECURITIES" means (i) shares of any stock of any class of the Company and (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Convertible Debentures are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Convertible Debentures is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of Convertible Debentures, the right, which is absolute and unconditional, of the Holder of any Convertible Debenture to convert such Convertible Debenture in accordance with Article XIV.


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     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                              APPLE SOUTH, INC.
                              By _________________________
                                 Name:
                                 Title:


                              FIRST NATIONAL BANK OF GEORGIA,
                               AS TRUSTEE


                              By __________________________
                                 Name:
                                 Title:








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